                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        TURNER BROADCASTING SYSTEM, INC.
- - - - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                        TURNER BROADCASTING SYSTEM, INC.
- - - - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             TURNER BROADCASTING SYSTEM, INC.

                         NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       TO BE HELD

                                     JULY 26, 1994

     The Annual Meeting of the Shareholders of Turner Broadcasting System, Inc. will be held at the Marble Palace, Millionnaya ulitsa 5/1 in St. Petersburg, Russia, on Tuesday, July 26, 1994, commencing at 9:00 a.m., local time.

     At the meeting, the shareholders will be asked to:

          1. Elect fifteen directors to serve for the ensuing year or until their successors are duly elected and have qualified;

          2. Consider and act upon a proposal to ratify the selection of Price Waterhouse as the Company's independent accountants for the fiscal year ending December 31, 1994;

          3. Consider and act upon a proposal to approve the Turner Incentive Plan;

          4. Consider and act upon a proposal to approve the Company's Long-Term Incentive Plan;

          5. Consider and act upon a proposal to approve amendments to the Turner Broadcasting System, Inc. 1988 Stock Option Plan;

          6. Consider and act upon a proposal to approve the Turner Broadcasting System, Inc. 1993 Stock Option and Equity-Based Award Plan;

          7. Consider and act upon a shareholder proposal, if properly presented at the meeting, concerning the adoption of cumulative voting by shareholders in the election of the directors of the Company; and

          8. Transact any other business which may properly be brought before the meeting.

     The Board of Directors has fixed the close of business on May 25, 1994 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. Please mark, sign and date the enclosed proxy form and mail it promptly in the accompanying envelope.

                                          By Order of the Board of Directors

                                          STEVEN W. KORN
                                          Secretary

Atlanta, Georgia
June 17, 1994

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                        TURNER BROADCASTING SYSTEM, INC.

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JULY 26, 1994

     This proxy statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Turner Broadcasting System, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, July 26, 1994, at the Marble Palace, Millionnaya ulitsa 5/1 in St. Petersburg, Russia, at 9:00 a.m. local time, and any adjournments thereof. All shareholders are encouraged to attend the Annual Meeting. Your proxy is requested, however, whether or not you attend in order to assure maximum participation and to expedite the proceedings.

     At the Annual Meeting, shareholders will be requested to act upon the matters set forth in this proxy statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned to the Company before the Annual Meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date or by delivering written notice of revocation to the Secretary of the Company prior to the day of the Annual Meeting, or by appearing and voting in person at the Annual Meeting. It is anticipated that this proxy statement and accompanying proxy will first be mailed to the Company's shareholders on or about June 20, 1994. The Company's 1993 Annual Report to its shareholders is also enclosed and should be read in conjunction with the matters set forth herein. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation is planned beyond the mailing of this proxy material to shareholders.

     The principal executive offices of the Company are located at One CNN Center, Atlanta, Georgia 30303.

                                 VOTING SHARES

     Only shareholders of record as of the close of business on May 25, 1994 will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on May 25, 1994, the Company had outstanding 68,330,388 shares of its Class A Common Stock, par value $.0625 per share (the "Class A Common Stock"), 137,306,494 shares of its Class B Common Stock, par value $.0625 per share (the "Class B Common Stock"), and 12,396,976 shares of its Class C Convertible Preferred Stock, par value $.125 per share (the "Class C Preferred Stock"). Holders of the Class A Common Stock, the Class B Common Stock and the Class C Preferred Stock are entitled to vote on every matter submitted to the shareholders, voting together as a single class except as to matters on which separate class voting is required by law or by the Company's Restated Articles of Incorporation, as amended (hereinafter, the "Articles of Incorporation" or the "Articles"). Each share of Class A Common Stock entitles the holder thereof to two votes, each share of Class B Common Stock entitles the holder thereof to one-fifth vote and each share of Class C Preferred Stock entitles the holder thereof to vote as though they held the six shares of the Class B Common Stock currently underlying each share of the Class C Preferred Stock (i.e., one and one-fifth votes per share of Class C Preferred Stock).

     Directors are elected by a plurality of the votes cast (see "I. Election of Directors" regarding separate class voting for the two classes of the Company's directors). Holders of the Class A Common Stock, the Class B Common Stock and the Class C Preferred Stock will vote together as a single class on all other matters coming before the Annual Meeting. Action on the ratification of the Company's independent accountants (Item II hereof), approval of the Turner Incentive Plan and the Company's Long-Term Incentive Plan (Items III and IV hereof) and approval of a shareholder-proposed resolution (Item VII hereof) will be approved if the votes cast in favor of each such action exceed the votes cast opposing the action. To comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the proposed amendments to the Turner Broadcasting System, Inc. 1988 Stock Option Plan (Item V hereof) and the adoption of the Turner Broadcasting System, Inc. 1993 Stock Option and Equity-Based Award Plan (Item VI hereof) must be approved by the affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Except with respect to these two items, abstentions and broker non-votes will not be included in the total number of votes cast and therefore will have no effect on the outcome of the vote. With respect to the proposals set forth in Items V and VI hereof, shares voted as abstaining will, pursuant to Rule 16b-3, be treated as present and entitled to vote, thus having the effect of "No" votes, while broker non-votes will have no effect on the outcome of the vote on these matters.

                            I. ELECTION OF DIRECTORS

     Under the terms of the Company's Articles of Incorporation, so long as at least four million shares of the Class C Preferred Stock are outstanding, the Company's Board of Directors shall consist of fifteen members, except that such number is subject to automatic adjustment under those circumstances and during those time periods that holders of any other class or series of the Company's preferred stock have rights to elect members of the Board of Directors. Other than the Class C Preferred Stock, there are no classes or series of preferred stock outstanding which provide a present right to the holders thereof to elect directors. Holders of the Class A Common Stock and holders of the Class B Common Stock (such two classes hereinafter referred to collectively as the "Common Stock") are entitled to vote as a separate class for the election of eight of the fifteen directors (the "Common Stock Directors"), and holders of the Class C Preferred Stock are entitled to vote as a separate class for the election of the remaining seven directors (the "Class C Directors").

NOMINATION AND VOTING ARRANGEMENTS

     Certain agreements which were entered into in connection with the Company's issuance and sale in June 1987 of units of its securities comprised of shares of the Class B Cumulative Preferred Stock and the Class C Preferred Stock (the "Units Offering") contain provisions with respect to the selection of and voting for nominees for election as directors of the Company. Pursuant to the terms of a Shareholders' Agreement dated as of June 3, 1987, as amended as of April 15, 1988 (the "Shareholders' Agreement"), among the investors in the Units Offering (the "Units Investors"), Mr. R. E. Turner and the Company, the Units Investors and Mr. Turner have agreed to vote their respective shares of Common Stock, if any, for the election of the Common Stock Directors nominated by the Board of Directors. The Shareholders' Agreement terminates as to any Units Investor upon that investor's sale of all of its shares of the Class C Preferred Stock, and terminates as to all parties upon the first to occur of (i) the date on which one or more of the Units Investors purchases Mr. Turner's interest in the Company, (ii) the date on which less than four million shares of Class C Preferred Stock remain outstanding (the "Termination Date"), and (iii) with respect to the voting provisions, the twentieth anniversary of the date of the Shareholders' Agreement (unless extended by the parties).

     The following Units Investors, who in the aggregate held approximately 91% of the outstanding shares of Class C Preferred Stock at February 28, 1994, are also parties to a Voting Agreement dated as of June 3, 1987 (the "Voting Agreement"): Liberty Broadcasting, Inc. (a subsidiary of Tele-Communications, Inc., which is hereinafter referred to as "TCI"), Time TBS Holdings, Inc. (a subsidiary of Time Warner Inc., which, together with its predecessor, is hereinafter referred to as "TWI"), United Artists Investments, Inc., United Cable Television Corporation (hereinafter referred to collectively as the "TWI/TCI Group"), Warner Cable Communications, Inc. ("Warner Cable") and Continental Cablevision, Inc. ("Continental"). Under the terms of the Voting Agreement, which terminates upon the earlier of the Termination Date and the twentieth anniversary of the date of the agreement, the TWI/TCI Group is entitled to nominate in the aggregate five of the seven Class C Directors, and Warner Cable and Continental are each entitled to nominate one Class C Director. Subsequent to the date of the Voting Agreement, Warner Cable has become an affiliate of TWI and both United Artists Investments, Inc. and United Cable Television Corporation have become direct wholly-owned subsidiaries of United Artists Entertainment Company ("UAE"). Additionally, each of the parties to the Voting Agreement has agreed to vote all of the Class C Preferred Stock owned by it for the election of the Class C Directors so nominated (and, if so requested by the nominating party, to vote for, or cause its nominees who serve as Class C Directors to vote for, the removal of any Class C Director nominated by such requesting party).

     TWI, Time TBS Holdings, Inc., TCI, Liberty Broadcasting, Inc., United Artists Investments, Inc. and United Cable Television Corporation are also parties to an agreement dated as of June 3, 1987 (the "TWI/TCI Agreement"), which, among other things, provides that of the five Class C Directors nominated by the TWI/TCI Group, two are to be nominated by TWI and its controlled affiliates (the "TWI Group") and three by TCI, United Artists Investments, Inc. and United Cable Television Corporation and their respective controlled affiliates (the "TCI Group") until parity is reached as between these groups in the ownership of the Class C Preferred Stock, at which time these groups shall each nominate the same number of Class C Directors. The TWI/TCI Agreement terminates in its entirety upon the earliest of (i) such date as either the TWI Group or the TCI Group no longer owns any voting securities of the Company, (ii) the twentieth anniversary of the date of the agreement, (iii) the date Mr. Turner sells his interest in the Company to a third party and (iv) the Termination Date.

NOMINEES FOR COMMON STOCK DIRECTORSHIPS

     The Common Stock Directors of the Board of Directors have nominated the eight individuals named below for election as Common Stock Directors of the Company. It is the present intention of the persons named in the accompanying form of proxy to vote such proxy (unless authority to so vote is withheld) for the election of the eight nominees named below as Common Stock Directors of the Company, each to serve until the next annual meeting of shareholders and until his or her respective successor shall be duly elected and shall qualify. As previously noted under the caption "Nomination and Voting Arrangements," R. E. Turner and those Units Investors who hold Common Stock have agreed to vote their shares of Common Stock for the election of such nominees, thereby assuring the election of such nominees.

     The Board of Directors expects that each of the nominees will be available to stand for election and serve as director. However, in the event a vacancy among the original nominees occurs prior to the Annual Meeting, the proxies will be voted for a substitute nominee or nominees named by the Common Stock Directors and for the remaining nominees.

     The following is a brief description of the business experience of each of the nominees for Common Stock directorships during the past five years:

          R. E. Turner, age 55, has been Chairman of the Board, President and controlling shareholder of the Company since 1970.

          Henry L. (Hank) Aaron, age 60, served as Vice President -- Director of Player Development of Atlanta National League Baseball Club, Inc. ("ANLBC") from 1976 until December 1989, at which time he became Senior Vice President of ANLBC. Mr. Aaron has been Vice President -- Community Relations and a director of the Company since 1980. He was previously a professional baseball player.

          W. Thomas Johnson, age 52, was appointed as a Common Stock Director in September 1990. He joined the Company in 1990 as Vice President -- News and as President of Cable News Network, Inc. Previously, Mr. Johnson was Chairman of the Los Angeles Times from 1989 until joining the Company, and also Vice Chairman of the Times Mirror Company from 1987 until joining the Company. From 1980 until 1989, he served as Publisher and Chief Executive Officer of the Los Angeles Times.

          Rubye M. Lucas, age 58, has been a director of the Company since 1981. She is President of the William D. Lucas Fund, Inc., established in 1979 to honor her late husband Bill Lucas, a former general manager of the Atlanta Braves, by providing college scholarships to high school seniors who plan to play baseball, and assists in fund raising for the National Association for the Advancement of Colored People and the United Negro College Fund. In addition, she serves as Director of the Atlanta Project for the Company. Previously, she was employed as a teacher by the Atlanta Board of Education from 1965 to 1990.

          Terence F. McGuirk, age 42, has served as Executive Vice President of the Company since 1990, as a director since 1987 and as President of the Company's Turner Sports division since 1989. Previously, he was a Vice President of the Company from 1979 to 1990. Mr. McGuirk joined the Company in 1972 as an account executive.

          Brian L. Roberts, age 34, has been a Common Stock Director of the Company since January 1989. Mr. Roberts has served as President of Comcast Corporation ("Comcast") since February 1990 and as a director of Comcast since June 1988. From June 1987 he had served as Executive Vice President of Comcast. Prior to becoming Executive Vice President, he served as a Vice President of Operations for a division of Comcast from November 1984 to May 1987. Mr. Roberts also serves as a director of QVC Network, Inc., Comcast Cablevision of Philadelphia, Inc. and Storer Communications, Inc.

          Scott M. Sassa, age 35, has been a Common Stock Director of the Company since September 1992. Mr. Sassa has served as Vice
     President -- Entertainment Networks of the Company since 1990, having previously served as Executive Vice President of Turner Network Television, Inc. from 1988 until 1990. Prior to that time, he served as Vice President of New Business Development of Ohlmeyer Communications Company from 1987 until 1988.

          Robert Shaye, age 54, has been a Common Stock Director of the Company since April 1994, filling the vacancy created by the resignation of William
     C. Bartholomay. Mr. Shaye serves as Chairman and Chief Executive Officer of New Line Cinema Corporation ("New Line"), a wholly-owned subsidiary of the Company since January 28, 1994. Mr. Shaye has served as President or Chairman and Chief Executive Officer of New Line since its inception in 1967.

NOMINEES FOR CLASS C DIRECTORSHIPS

     The Class C Directors of the Board of Directors of the Company have nominated the seven individuals named below for election as Class C Directors of the Company. See "Nomination and Voting Arrangements" with respect to the selection of these nominees and agreements among certain holders of the Class C Preferred Stock with respect to the election thereof. It is the present intention of the persons named in the accompanying form of proxy to vote such proxy (unless authority to so vote is withheld) for the election of the seven nominees named below as Class C Directors of the Company, each to serve until the next annual meeting of shareholders and until his respective successor shall be duly elected and shall qualify.

     The Board of Directors expects that each of the nominees will be available to stand for election and to serve as director. However, in the event a vacancy among the original nominees occurs prior to the Annual Meeting, the proxies will be voted for a substitute nominee or nominees named by the Class C Directors and for the remaining nominees.

     Of the nominees for Class C directorships, Messrs. Fuchs, Malone and Neher have served as Class C Directors since June 3, 1987. The following is a brief description of the business experience of each of the nominees for Class C directorships during the past five years:

          Peter R. Barton, age 43, has served as a Class C Director since April 1994, filling the vacancy created by the resignation of Bob Magness. Mr. Barton has served as President of Liberty Media Corporation since 1990. Prior to that time, he served as Senior Vice President of TCI from 1988 until March 1991 and President of Cable Value Network from 1986 to 1988. Mr. Barton is also a director of QVC Network, Inc. and BET Holdings, Inc.

          Joseph J. Collins, age 49, has served as a Class C Director since June 1988. Mr. Collins has served as Chairman of the Board and Chief Executive Officer of Time Warner Cable, now a division of Time Warner Entertainment Company, L.P. ("TWE"), since September 1989. TWE is a limited partnership in which TWI holds an 87.5% equity interest. Mr. Collins previously served as Chairman of the Board and Chief Executive Officer of American Television and Communications Corporation, a TWI subsidiary which was a predecessor of Time Warner Cable, from June 1988 until November 1992. He formerly served as President of Home Box Office ("HBO"), a former TWI subsidiary and now a division of TWE,

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

         from October 1984 until June 1988. Mr. Collins also served as a Vice President of TWI from December 1982 to 1988.

          Michael J. Fuchs, age 48, joined HBO in 1976, and has served as Chairman and Chief Executive Officer of HBO since October 1984. Mr. Fuchs is also a director of Marvel Entertainment Group, Inc.

          Gerald M. Levin, age 54, has served as a Class C Director since February 1992. Mr. Levin has served as Chairman, President and Chief Executive Officer of TWI since January 1993, having served as President and Co-Chief Executive Officer of TWI from February 1992 until assuming his present positions. He had previously served as the Vice Chairman of the Board of TWI since July 1988 and as Chief Operating Officer of TWI since May 1991. Mr. Levin served as the Executive Vice President of TWI from April 1984 until July 1988. Mr. Levin has served as a director of TWI since 1983.

          John C. Malone, age 53, has served as President and Chief Executive Officer and as a director of TCI since 1973. Mr. Malone also serves as a director of The Bank of New York Company, Inc., BET Holdings, Inc. and The Discovery Channel.

          Timothy P. Neher, age 46, has served as Vice Chairman of the Board of Continental since January 1991 and as a director of Continental since 1982. Previously, he had served as President and Chief Operating Officer of Continental from 1985 through 1990, as Executive Vice President from 1982 to 1985 and as Vice President and Treasurer from 1980 to 1982.

          Fred A. Vierra, age 62, has served as a Class C Director since January 1992. Mr. Vierra has served as the Executive Vice President of TCI since December 1991. Prior to that time, he served as the President and Chief Operating Officer of UAE from May 1989 through December 1991, and as President and Chief Operating Officer of United Cable Television Corporation from 1982 to May 1989. Mr. Vierra is also a director of Boettcher Venture Capital, L.P.

     The individuals above were nominated in accordance with the provisions set forth in the Voting Agreement and the TWI/TCI Agreement previously discussed under the caption "Nomination and Voting Arrangements," as follows: TCI Group nominees -- Peter R. Barton, John C. Malone and Fred A. Vierra; TWI Group nominees -- Joseph J. Collins and Michael J. Fuchs; Warner Cable nominee -- Gerald M. Levin; and Continental nominee -- Timothy P. Neher.

                             ADDITIONAL INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT

     The following table contains certain information as of March 31, 1994 concerning shares of the Company's Class A Common Stock and Class B Common Stock owned by (i) all the directors and nominees, (ii) the named executive officers listed in the Summary Compensation Table, and (iii) all directors, nominees and executive officers of the Company as a group. Under the rules of the Securities and Exchange Commission (the "SEC"), generally a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. Thus, more than one person may be deemed a beneficial owner of the same security. Because holders of the Class A Common Stock, holders of the Class B Common Stock and holders of the Class C Preferred Stock generally vote together on matters other than the election of directors, with each share of Class A Common Stock having two votes, each share of Class B Common Stock having one-fifth vote and each share of Class C Preferred Stock having one and one-fifth votes, the percentages of such combined voting power held by the persons listed in the table below are reflected in a separate column. Except

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

as otherwise noted, the persons referred to below had sole voting and investment power with respect to the shares set forth as beneficially owned by them.

                                                                                               % OF
                                                                    SHARES                   COMBINED
                                                    TITLE OF     BENEFICIALLY       % OF      VOTING
            NAME OF BENEFICIAL OWNER               SECURITIES       OWNED           CLASS    POWER(2)
- - - - - -------------------------------------------------  ----------    ------------       -----    --------
R. E. Turner.....................................    Class A       55,224,754(1)     80.8      61.7
                                                     Class B       30,529,968(1)     22.2       3.4
Henry L. Aaron...................................     NA              NA             NA        NA
William C. Bartholomay (3).......................    Class A          458,865           *         *
                                                     Class B          322,764           *         *
Peter R. Barton..................................    Class A              600           *         *
                                                     Class B              300           *         *
Joseph J. Collins................................     NA              NA             NA        NA
Michael J. Fuchs.................................     NA              NA             NA        NA
William H. Grumbles..............................    Class B           38,336(4)      *        *
W. Thomas Johnson................................    Class B          102,133(5)      *        *
Gerald M. Levin..................................     NA              NA             NA        NA
Rubye M. Lucas...................................    Class A              400         *        *
                                                     Class B               53         *        *
Bob Magness (6)..................................     NA              NA             NA        NA
John C. Malone...................................     NA              NA             NA        NA
Terence F. McGuirk...............................    Class B          150,800(7)      *        *
Timothy P. Neher.................................    Class A            5,000         *        *
                                                     Class B           10,000         *        *
Brian L. Roberts.................................     NA              NA             NA        NA
Scott M. Sassa...................................    Class B           23,396(8)      *        *
Robert Shaye.....................................    Class B        4,572,579(9)     3.3       *
Fred A. Vierra...................................    Class A              950         *        *
All directors and executive officers as a group
  (25 persons)...................................    Class A       55,690,815        81.5      62.2
                                                     Class B       35,874,890(10)    26.1       4.0

- - - - - ---------------

   * Indicates beneficial ownership of less than 1.0%.
 (1) Includes 559,962 shares owned by Turner Outdoor, Inc., an affiliated corporation which is wholly-owned by Mr. Turner, 3,000,000 shares of Class B Common Stock as to which Mr. Turner has voting control but not dispository control and 2,353,000 shares of Class B Common Stock held by a charitable remainder unitrust, as to which shares Mr. Turner shares voting and dispositive control. Also includes 500,000 shares of Class B Common Stock owned by Mr. Turner's wife, as to which shares Mr. Turner disclaims beneficial ownership, and 540,000 shares of Class B Common Stock held by the Turner Foundation, Inc., as to which shares Mr. Turner disclaims beneficial ownership.
 (2) The percentage of combined voting power was calculated on the basis of each share of Class A Common Stock having two votes per share. The voting power of each share of Class A Common Stock was increased from one vote per share to two votes per share pursuant to an amendment to the Company's Articles of Incorporation which was approved by shareholders and filed with the requisite authorities in the State of Georgia on June 14, 1994.
 (3) Mr. Bartholomay served as a director of the Company during 1993 and until April 15, 1994.
 (4) Consists of shares which are subject to purchase upon exercise of options and includes options with respect to 3,336 shares owned by Mr. Grumbles's wife, as to which shares Mr. Grumbles disclaims beneficial ownership.
 (5) Includes 88,333 shares which are subject to purchase upon exercise of options.
 (6) Mr. Magness served as a director of the Company during 1993 and until April 15, 1994.
 (7) Includes 113,333 shares which are subject to purchase upon exercise of options.
 (8) Includes 6,667 shares which are subject to purchase upon exercise of options.

 (9) Includes (a) 107,349 shares owned by trusts for Mr. Shaye's family which are subject to voting control by Mr. Shaye, (b) 214,698 shares held in trust by Mr. Shaye for his children, (c) 176,544 shares owned by Mr. Shaye's spouse, (d) 96,614 shares owned by Mr. Shaye's children, (e) 49,638 shares held by a private foundation, (f) 31,295 shares held by the 401(k) defined contribution plan of New Line in which Mr. Shaye has a vested interest and (g) 1,658,088 shares which are subject to purchase upon exercise of options. Mr. Shaye disclaims beneficial ownership of those shares which are held of record by his spouse, his children, by trusts for the benefit of family members and the private foundation.
(10) Includes an aggregate of 2,024,392 shares which are subject to purchase upon the exercise of options held by directors and executive officers of the Company.

     Except as discussed below under the caption "Security Ownership of Certain Beneficial Owners," the Company knows of no person other than Mr. Turner who, as of March 31, 1994, owns beneficially more than 5% of any class of the Company's outstanding Common Stock. Mr. Turner's address is One CNN Center, Atlanta, Georgia 30303.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table contains certain information as of March 31, 1994 concerning shares of the Company's Class C Preferred Stock and Class B Common Stock beneficially owned by each person (other than the person set forth in the preceding table under the caption "Security Ownership of Management") known to the Company to be the beneficial owner of more than 5% of the outstanding shares of either of these classes of securities, and reflects information presented in each such person's Schedule 13D or Schedule 13G and amendments (if any) thereto as filed with the SEC and provided to the Company. Because holders of the Class C Preferred Stock generally vote together with the holders of the Common Stock on matters other than election of directors, the percentages of the combined voting power represented by the persons listed in the table below are reflected in a separate column. Because the Class C Preferred Stock is convertible into Class B Common Stock at a present conversion rate of six shares of Class B Common Stock for each share of Class C Preferred Stock, the percentages of Class B Common Stock which would be held by the persons listed below if their presently outstanding shares of Class C Preferred Stock were presently converted are reflected in a separate column. Except as otherwise noted, the persons referred to below had sole voting and investment power with respect to the shares set forth as beneficially owned by them.

                                           CLASS C                 CLASS B             % OF
                                       PREFERRED STOCK           COMMON STOCK        CLASS B       % OF
                                     -------------------     --------------------     COMMON     COMBINED
                                     BENEFICIAL    % OF      BENEFICIAL     % OF       UPON       VOTING
    ADDRESS OF BENEFICIAL OWNER      OWNERSHIP     CLASS     OWNERSHIP      CLASS   CONVERSION   POWER(1)
- - - - - -----------------------------------  ---------     -----     ----------     -----   ----------   --------
Tele-Communications, Inc.(2).......  5,889,551(3)  47.5 %    29,723,758(3)  21.7 %     30.7%        7.3%
  5619 DTC Parkway
  Englewood, Colorado 80111
Time Warner Inc.(2)................  4,890,457(4)  39.4 %    25,349,085(5)  18.5 %     25.8%        6.4%(6)
  Time & Life Bldg.
  Rockefeller Center
  New York, New York 10022
The Capital Group, Inc.............         --       --      12,979,320(7)   9.5 %       NA         1.5%
  333 South Hope Street
  Los Angeles, California 90071

- - - - - ---------------

(1) The percentage of combined voting power was calculated on the basis of each share of Class A Common Stock having two votes per share. The voting power of each share of Class A Common Stock was increased from one vote per share to two votes per share pursuant to an amendment to the Company's Articles of Incorporation which was approved by shareholders and filed with the requisite authorities in the State of Georgia on June 14, 1994.
(2) These entities are, directly or through subsidiaries, Units Investors and are parties to certain agreements entered into in connection with the Units Offering, including (a) the Shareholders' Agreement, which provides for certain voting and disposition arrangements with respect to the parties' respective equity interests in the Company, and (b) an Investors' Agreement, which provides for certain conversion and disposition arrangements with respect to the Class C Preferred Stock held by the Units Investors. By virtue of such agreements and certain other agreements hereinafter referenced in this footnote, such entities may be deemed, together with the other parties to such respective agreements, to constitute "groups" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) for purposes of determining beneficial ownership of the Class C Preferred Stock and the Class B Common Stock. Except as set forth in the table above and as otherwise acknowledged in these footnotes, each of the above entities disclaims beneficial ownership of the shares owned by any other persons in such "groups." These entities may also be deemed to constitute a group for purposes of Section 13(d)(3) by virtue of an agreement entered into by these and certain other parties in connection with the Units Offering, which contains provisions relating to the acquisition, disposition and voting of the Company's securities. In addition, by virtue of a Voting Agreement entered into in connection with the Units Offering among subsidiaries of these entities and certain other Units Investors, such companies might constitute a group for the purposes of Section 13(d)(3).
(3) Consists of shares (Class C Preferred Stock and Class B Common Stock, respectively) held by entities in which TCI claims beneficial ownership, including United Artists Investments, Inc. (5,820,452 and 5,355,882), Communication Capital Corporation (none and 23,806,257), Heritage Communications, Inc. (34,854 and 113,376), TCI Turner Preferred, Inc. (34,245 and none), TCI TKR of Southern Kentucky, Inc. (none and 372,711), and WestMarc Development Joint Venture (none and 75,532).
(4) Consists of shares held by entities in which TWI claims beneficial ownership, including Time TBS Holdings, Inc. (4,221,619) and Warner Cable Communications, Inc. (668,838).
(5) Consists of shares held by entities in which TWI claims beneficial ownership, including American Television and Communications Corporation (15,678,147), Capital Cablevision Systems Inc. (291,532), Memphis CATV, Inc. (902,606), Peoples Cable Corp. (138,604), SIFTA Milwaukee Cable Corp. (34,172), TA Milwaukee Cable Co., Inc. (72,614), Time Warner Operations, Inc. (4,881,687), WCCI (1,735,650), Warner Cable of NY Inc. (148,874) and
     Warner Cable Operating Inc. (1,465,199).
(6) The percentage of combined voting power includes 254,100 shares of Class A Common Stock held by Warner Communications Inc.
(7) The number of shares in the table is based upon a Schedule 13G, dated February 23, 1994, filed by The Capital Group, Inc. Certain operating subsidiaries of The Capital Group, Inc. exercised investment discretion over various institutional accounts which held, as of December 31, 1993, 12,979,320 shares of the Company's Class B Common Stock. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 4,303,220 of said shares. Capital Research and Management Company and Capital International, Inc., registered investment advisers, and Capital International Limited and Capital International, S.A., other operating subsidiaries, had investment discretion with respect to 7,572,880, 15,140, 1,059,080 and 29,000, respectively, of the above-referenced shares.

BOARD MEETINGS

     The Board of Directors met on five occasions during 1993 and took action by unanimous written consent in lieu of meeting on seven occasions. Each of the directors with the exception of John C. Malone attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board on which he or she served, in each case during the periods that he or she served.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company is paid an annual retainer fee of $5,000. All directors receive a fee of $500 for each meeting of the Board of Directors attended and a fee of $300 for each committee meeting attended.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Executive Committee may exercise the full powers of the Board of Directors during the intervals between meetings of the Board, except as otherwise provided by law, the Company's By-Laws, or resolution of the full Board of Directors. The Executive Committee did not meet during 1993. The present members of this committee are Messrs. R. E. Turner and Gerald M. Levin.

     The Audit Committee is responsible for overseeing the financial reporting process, including the Company's internal controls. Additionally, the committee is responsible for recommending the independent accountants for appointment by the Board, subject to ratification by the shareholders, and for reviewing the scope and results of the Company's audits with the Company's internal auditors and independent accountants. The present members of the Audit Committee are Messrs. Joseph J. Collins and Brian L. Roberts. This committee met three times in 1993.

     The Stock Option and Compensation Committee, which met twice and took action by unanimous written consent in lieu of meeting once in 1993, is responsible for reviewing matters relative to and making recommendations to the Board concerning compensation of the Company's officers, directors and employees. The present members of the Stock Option and Compensation Committee are Messrs. Joseph J. Collins, Michael J. Fuchs, Timothy P. Neher, Brian L. Roberts and Fred A. Vierra.

     The Planning Committee, which met once and took action by unanimous written consent in lieu of meeting five times during 1993, is responsible for studying and making recommendations to the Board with respect to the Company's development and future business objectives. The present members of the Planning Committee are Messrs. R. E. Turner, Michael J. Fuchs, W. Thomas Johnson, Terence
F. McGuirk, Scott M. Sassa and Fred A. Vierra and Mrs. Rubye M. Lucas.

     The Finance Committee, which met five times and took action by unanimous written consent in lieu of meeting three times during 1993, is responsible for examining the Company's financial position and policies and making reports and recommendations to the Board with respect thereto. The present members of the Finance Committee are Messrs. Joseph J. Collins, John C. Malone, Terence F. McGuirk and Timothy P. Neher.

                             EXECUTIVE COMPENSATION

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     In accordance with the proxy statement rules adopted in 1992 by the SEC, as amended in 1993, the Stock Option and Compensation Committee of the Company's Board of Directors provides this report on compensation policies for executive officers and the Chief Executive Officer of the Company.

     The Company's compensation policies applicable to its executive officers and specifically Mr. R. E. Turner, the Company's Chairman, President and Chief Executive Officer, are administered by the Stock Option and Compensation Committee (the "Committee") of the Company's Board of Directors. The current members of the Committee are not only non-employee directors of the Company but are also specifically nominated to serve on the Company's Board of Directors by non-management shareholders of the Company. The compensation policies adopted by the Committee are designed to enhance the overall strength and financial performance of the Company, both by aligning the financial interests of the Company's executive officers with those of its shareholders and by retaining and rewarding talented executives who are critical to the long-term success of the Company's complex and globally competitive businesses. In this regard, executive compensation is variable in that compensation awards are directly related to the financial results of the Company and/or to individual contributions and accomplishments such that higher performance leads to higher pay and lower performance results in lower pay.

     The Company's executive compensation program as administered by the Committee consists primarily of (i) annual cash compensation, the components of which are base salary and an annual variable cash incentive

("bonus") which is currently paid pursuant to the Turner Incentive Plan (the "TIP"), and (ii) long-term incentive compensation consisting of stock options and a long-term incentive opportunity payable in cash at the end of a three-year period which is currently paid pursuant to the Company's Long-Term Incentive Plan (the "LTIP").

  Annual Cash Compensation

     The Committee reviews the level of the Company's executives' base salary and bonus compensation annually and when circumstances require a more frequent review, such as when an executive's duties and responsibilities substantially change or when there is a material change in the competitive pay levels in effect in the industries in which the Company competes. The Committee in general has attempted to set annual cash compensation for the Company's executives at substantially the median level for similarly situated executives in the entertainment industry as ascertained from an annual survey conducted by the Company's outside executive compensation consultants of thirteen large companies competing primarily in the television and film entertainment business. Each of the peer companies used in the five-year comparative performance graph appearing after this report is a participant in this survey. In order to review a broad range of compensation packages for executives in the entertainment business, the Committee elected to review companies in addition to those included in the performance graph. Certain of those additional companies are either divisions of larger entities or internationally-based companies and could not be included in the Company's peer group for purposes of the performance graph. Even though, as shown in such graph, the Company's return to its shareholders has significantly exceeded those of peer companies in its industry, the Committee has set Mr. Turner's annual cash compensation opportunity at slightly below the median level for industry Chief Executive Officers. This is primarily due to Mr. Turner's status, unusual in the industry, as the Company's largest shareholder (thus entitling him, among other things, to certain dividend income) and is consistent with his long-standing desire to leave value in the Company. Mr. Turner's base salary was increased by 5% in 1993 in order to maintain his base compensation within the median range of base salaries received by Chief Executive Officers of companies in the television and film entertainment industry. One-third of Mr. Turner's annual cash compensation opportunity is based entirely on the extent to which the Company reaches its operating results for the year based upon the Company's annual budget as adopted by the Board of Directors. Mr. Turner's bonus for 1993 was based upon an increase in the Company's operating income in 1993 over the previous year to an amount equal to the targeted amount for 1993 under the TIP. Excluding the effects of operating losses in 1993 associated with investments in new businesses, the Company's operating income would have increased 13 percent in 1993.

     The base salaries of the executive officers of the Company other than Mr. Turner were also increased in 1993 in order to maintain the base compensation of such executives within the median range of base salaries paid to similarly situated officers of television and film entertainment companies. The bonus opportunity for the executive officers other than Mr. Turner varies between 20% and 40% of their base salaries and is based in significant part on the Company meeting annual budgeted operating income results. The Committee determined to use operating income as the relevant annual target because it is a measure which can be effected by the performance of executive officers of the Company. In addition, the bonus opportunity, to a lesser degree, is based on the individual executive or his or her operating unit meeting specifically set annual goals. As an executive's level of responsibility increases, a larger portion of his or her total annual cash compensation is based on this incentive opportunity and less on salary and the more this incentive opportunity is based upon the Company's overall performance in meeting budgeted operating income results. In 1993, the Company achieved the operating income target established for purposes of such officers' bonuses and bonus payments based upon such achievement were made accordingly.

     In 1993, the Committee determined it advisable for the Company to secure the employment of certain of its key executive officers through the execution of employment agreement with such officers. By the end of December 1993 (or, in the case of Mr. Sassa, January 1, 1994), the Company had entered into four-year employment contracts with Messrs. McGuirk, Sassa and Johnson. As an inducement to enter into such agreements, the Company granted to each of these executive officers a special bonus in the form of shares of the Company's Class B Common Stock and a cash award to defray the tax liability associated with such stock grant. The Committee determined that such awards were within the range of signing bonuses paid to similarly-situated executives in the television and film entertainment industry in connection with the execution of long-term employment agreements. The base compensation to be paid to Messrs. McGuirk, Sassa and Johnson under their employment agreements in 1994 was increased over the amounts paid to such officers in 1993, largely in recognition of their execution of four-year employment agreements with the Company. The base salaries for these executives in 1994 will be within the higher range of base compensation paid to similarly situated officers in the entertainment industry. The Company intends to continue its practice of establishing annual cash compensation for its executives at substantially the median level for similarly-situated executives in the entertainment industry, but the Committee will maintain the flexibility to pay higher compensation to retain executives who are important to the Company's long-term success.

  Long-Term Incentive Compensation

     The Company's long-term incentive compensation for its executives currently consists of (i) a cash opportunity payable for the three-year cycle which commenced in 1992 and ends in 1994 and (ii) annual grants of stock options. In fixing these long-term incentive opportunities, the Committee has consulted with its outside executive compensation consultant and reviewed the published long-term incentive compensation survey conducted by that consultant for approximately 270 participating companies across a broad spectrum of industries. Due to the small number of companies in the entertainment industry and the possibility of one company having undue influence on the comparative results, the Committee reviewed the long-term incentive compensation awards of companies in a wide variety of industries. This also allowed the Committee to analyze a broad range of approaches to long-term incentive compensation.

     The current long-term incentive plan cash opportunity covers the Company's operating performance during the years 1992 through 1994. The cash award, which was set to approximate 25% of the long-term incentive opportunity for each executive officer, including specifically Mr. Turner, will be payable after the 1994 financial results are available. The projected cash award is payable only to the extent that the Company meets or exceeds benchmark goals set by the Committee for compounded growth in operating income and in revenue, with 75% of such cash compensation being dependent upon meeting the benchmark operating income levels, and the remaining 25% being dependent upon meeting targeted revenue levels. The benchmarks goals were determined by the Committee on the basis of the Company's three-year strategic plan for the years 1992 through 1994 and the operating income and revenue levels projected therein. In 1993, the Company achieved the operating income and revenue targets established for purposes of long-term incentive compensation and the cash awards for the executive officers of the Company conditioned upon such achievement were earned accordingly.

     The Committee believes that through the use of stock options, executives' interests are directly tied to enhancing shareholder value. With only certain exceptions, stock options are granted at fair market value as of the date of grant, become exercisable over a four-year vesting schedule, and have a term of ten years. The stock options provide value to the recipients only when the price of the Company's stock increases above the option grant price. In December 1993, the Committee granted stock options to executive officers as well as to other executives and key employees across the Company. The Committee excluded Mr. Turner from the stock option grant program because of Mr. Turner's position as the controlling shareholder of the Company. The Committee made a special grant of stock options to Messrs. McGuirk, Johnson and Sassa subject to their execution of employment agreements with the Company at the end of 1993 (or, in the case of Mr. Sassa, at the beginning of 1994). Such grants were made to these executives to ensure their continued employment with the Company through the execution of employment agreements. With respect to the other executives, the Committee, with the assistance of its outside consultant, used the Black-Scholes option pricing method to calculate the aggregate exercise price of such option grants and to place the Company's executives close to median levels of long-term incentive compensation in effect at the 270 surveyed companies. The Committee's objective in granting such options was to provide recipients with a competitive award opportunity, based on the aggregate exercise price of the shares subject to the stock option. The Committee did not consider the number of stock options currently held by an executive or employee in determining individual stock option awards in 1993. The Committee approved an option grant schedule for 1993 awards based on the estimated require-ments for competitive long-term compensation opportunities and an employee's base salary. The schedule was used as a guide in determining a "typical" award for each eligible employee (including the named executive officers). Each award may vary based upon experience, achievements and anticipated future contributions to the Company of each individual.

  Corporate Tax Deduction for Executive Compensation

     During 1993, Section 162(m) of the Internal Revenue Code was enacted to limit the corporate deduction for compensation paid to each of a corporation's chief executive officer and the four other most highly compensated executive officers to $1 million per year, unless certain requirements are met. To the extent compensation is "performance-based" as defined by the Internal Revenue Code, it is excluded from the calculation of the amount of deductible compensation.

     The Committee has reviewed the Company's compensation policies and plans in light of this new tax regulation. On the basis of such review and in an effort to preserve the deductibility of compensation paid to the Company's executive officers, the Committee is taking steps to modify and/or submit for shareholder approval pursuant to this proxy statement the Company's executive compensation plans to minimize the possibility of lost deductions. In the future, the Committee will try to structure compensation plans to ensure deductibility while still preserving the Company's ability to attract and retain qualified executives and the Committee's discretion in balancing the effectiveness of the Company's compensation plans against the broader issue of achieving its strategic plans, as well as the materiality of any lost deduction.

  Summary

     Each Committee member is personally familiar with compensation levels in the entertainment and communications fields, and based on this familiarity, bolstered by the various survey results provided by the Company's outside executive compensation consultants, the Committee is satisfied that the annual cash compensation levels for 1993, as well as the granting practices used for the Company's long-term incentive opportunity and stock option grants are appropriate, given other companies' practices, and are consistent with the Company's compensation policies. The tables that follow reflect the decisions described in this report.

     This report has been provided by the Stock Option and Compensation Committee of the Company's Board of Directors, the members of which are as follows:

          Joseph J. Collins                    Brian L. Roberts
          Michael J. Fuchs                     Fred A. Vierra
          Timothy P. Neher

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company serving as of December 31, 1993 (these individuals, collectively, the "named executive officers"), for the fiscal years ended December 31, 1993, 1992 and 1991.

                                                                               LONG-TERM
                                                                              COMPENSATION     ALL OTHER
                                                                              ------------      COMPEN-
                                                    ANNUAL COMPENSATION        SECURITIES       SATION
                NAME AND                          -----------------------      UNDERLYING         ($)
           PRINCIPAL POSITION              YEAR   SALARY ($)    BONUS ($)     OPTIONS (#)       (1)(2)
- - - - - -----------------------------------------  ----   ----------    ---------     ------------     ---------
R. E. Turner.............................  1993     925,096       471,685              0         141,621
  Chairman of the Board, President and     1992     765,554       341,921              0         136,631
  Chief Executive Officer                  1991     666,923       331,546              0              --
Terence F. McGuirk.......................  1993     770,913     1,388,230(3)     500,000         111,555
  Executive Vice President                 1992     683,779       252,723         40,000         112,022
                                           1991     582,346       232,930         40,000              --

                                                                               LONG-TERM
                                                                              COMPENSATION     ALL OTHER
                                                                              ------------      COMPEN-
                                                    ANNUAL COMPENSATION        SECURITIES       SATION
                NAME AND                          -----------------------      UNDERLYING         ($)
           PRINCIPAL POSITION              YEAR   SALARY ($)    BONUS ($)     OPTIONS (#)       (1)(2)
- - - - - -----------------------------------------  ----   ----------    ---------     ------------     ---------
Scott M. Sassa...........................  1993     513,942     1,000,445(4)     500,000(5)       71,467
  Vice President -- Entertainment          1992     432,365       127,057         25,000          65,006
  Networks                                 1991     365,096       110,363         20,000              --
W. Thomas Johnson........................  1993     456,431       813,115(6)     300,000          63,057
  Vice President -- News                   1992     434,553       127,511         25,000          66,100
                                           1991     411,442       124,091         25,000              --
William H. Grumbles......................  1993     411,153       128,429        100,000          55,476
  Vice President -- Worldwide              1992     346,651        70,178         15,000          43,134
  Distribution                             1991     273,269        26,923         30,000              --

- - - - - ---------------

(1) In accordance with the revised rules of the SEC applicable to the disclosure of executive officer and director compensation, amounts of All Other Compensation are not provided for years prior to 1992.
(2) The amounts shown in this column for 1993 represent Company contributions in 1993 to the Retirement Savings Plan, the Supplemental Benefit Plan (ERISA excess plan under which accruals are made to offset Internal Revenue Code imposed limitations under the Retirement Savings Plan), the Supplemental Executive Retirement Plan (defined contribution plan for a select group of management and highly compensated individuals), and the Life Insurance Program, respectively, as follows: Mr. Turner -- $14,115, $70,204, $56,096 and $1,206; Mr. McGuirk -- $14,115, $52,164, $44,070 and $1,206; Mr.
     Sassa -- $14,115, $28,111, $28,035 and $1,206; Mr. Johnson -- $14,115,
     $23,065, $24,671 and $1,206; and Mr. Grumbles -- $14,115, $18,517, $21,638
     and $1,206.
(3) This bonus amount includes 22,000 shares of Class B Common Stock valued at $27.125 per share granted in connection with Mr. McGuirk's execution of an employment agreement with the Company and a special cash bonus to defray the tax liability associated with such stock grant. Mr. Sassa's employment agreement was intended to be executed in 1993 at the time that Messrs. McGuirk and Johnson also entered into employment agreements with the Company. Mr. Sassa's employment agreement was executed as of January 1, 1994. See "Executive Compensation -- Employment Agreements".
(4) This bonus amount includes 16,700 shares of Class B Common Stock valued at $27.125 per share granted in connection with Mr. Sassa's execution of an employment agreement with the Company and a special cash bonus to defray the tax liability associated with such stock grant. See "Executive Compensation -- Employment Agreements".
(5) Mr. Sassa was granted these stock options in connection with his execution of an employment agreement with the Company which was intended to be executed in 1993 at the time that Messrs. McGuirk and Johnson also entered into employment agreements with the Company. Mr. Sassa's employment agreement was executed as of January 1, 1994. See "Executive
     Compensation -- Employment Agreements".
(6) This bonus amount includes 13,800 shares of Class B Common Stock valued at $27.125 per share granted in connection with Mr. Johnson's execution of an employment agreement with the Company and a special cash bonus to defray the tax liability associated with such stock grant. See "Executive Compensation -- Employment Agreements".

STOCK OPTION GRANTS IN 1993

     The following table sets forth information concerning stock option grants during 1993 to the named executive officers.

                               INDIVIDUAL GRANTS

                                    NUMBER OF
                                    SECURITIES    % OF TOTAL
                                    UNDERLYING      OPTIONS     EXERCISE
                                     OPTIONS      GRANTED TO     OR BASE
                                     GRANTED       EMPLOYEES      PRICE     EXPIRATION        GRANT DATE
               NAME                  (#)(1)         IN 1993     ($/SH)(1)      DATE      PRESENT VALUE ($)(2)
- - - - - ----------------------------------  ---------     -----------   ---------   ----------   --------------------
R. E. Turner......................         0            --            --                              --
Terence F. McGuirk................   500,000         19.85        27.125      12/20/03         5,332,100(3)
Scott M. Sassa....................   500,000(4)      19.85        27.125      01/01/04         5,998,350(5)
W. Thomas Johnson.................   300,000         11.91        27.125      12/20/03         3,199,260(3)
William H. Grumbles...............   100,000          3.97        25.625      12/23/03         1,126,000(6)

- - - - - ---------------

(1) These grants were made pursuant to the 1988 Stock Option Plan. Grants to Messrs. McGuirk, Sassa and Johnson were approved by the Stock Option and Compensation Committee and the Board of Directors of the Company on November 15, 1993, subject to the execution by each such officer of an employment agreement with the Company. Grants were made to Messrs. McGuirk and Johnson on December 20, 1993 and to Mr. Sassa on January 1, 1994. Such grants vest annually, commencing on the first anniversary of the grant date, at a rate of 25% of the grant. The exercise price is the closing price of the Class B Common Stock on the American Stock Exchange on November 15, 1993, which was higher than the closing price of the Class B Common Stock on the American Stock Exchange on the respective dates of grant. The grant to Mr. Grumbles was made on December 23, 1993 and vests annually, commencing on the second anniversary of the grant date, at a rate of 33 1/3% of the grant. The exercise price is the closing price of the Class B Common Stock on the American Stock Exchange on the date of grant.
(2) This calculation is based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, an executive officer may realize ultimately depends on the market value of the Class B Common Stock at a future date. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the assumptions described in footnotes 3, 5 and 6 to the above table.
(3) The estimated value of the options granted to Messrs. McGuirk and Johnson were based upon a grant date of December 20, 1993, using both the exercise price of $27.125 and the market value of the Class B Common Stock on the date of grant of $25.375. The following assumptions were used in such calculation: expected stock volatility of 0.3288 based upon the weekly closing prices of the Class B Common Stock over the two-year period ending on the date of grant, a dividend yield of 0.27% based upon the annualized dividend divided by the stock price of the Class B Common Stock on the date of grant, a risk free interest rate of 5.63% based upon the yield as of the date of grant on a U.S. Government Zero Coupon Bond with a maturity equal to the term of the option, and an expected time of exercise of seven years after the date of grant and a 3% per year forfeiture rate, both based upon the Company's experience over the last six years.
(4) Mr. Sassa was granted stock options in connection with his execution of an employment agreement with the Company which was intended to be executed in 1993 at the time that Messrs. McGuirk and Johnson also entered into employment agreements with the Company. Mr. Sassa's employment agreement was executed as of January 1, 1994. See "Executive
     Compensation -- Employment Agreements".
(5) The estimated value of the options granted to Mr. Sassa was based upon a grant date of January 1, 1994, using both the exercise price of $27.125 and the market value of the Class B Common Stock on January 1, 1994 of $27.00. The following assumptions were used in such calculation: expected stock volatility of 0.3296 based upon the weekly closing prices of the Class B Common Stock over the two-year period ending on the date of grant, a dividend yield of 0.25% based upon the annualized dividend divided by the stock price of the Class B Common Stock on the date of grant, a risk free interest rate of 5.76% based upon the yield as of the date of grant on a U.S. Government Zero Coupon Bond with a maturity equal to the term of the option, and an expected time of exercise of seven years after the date of grant and a 3% per year forfeiture rate, both based upon the Company's experience over the last six years.
(6) The estimated value of the options granted to Mr. Grumbles was based upon a grant date of December 23, 1993, using both the exercise price and market value of the Class B Common Stock on December 23, 1993 of $25.625. The following assumptions were used in such calculation: stock volatility of
     0.3288 based upon the weekly closing prices of the Class B Common Stock over the two-year period ending on the date of grant, a dividend yield of 0.27% based upon the annualized dividend divided by the stock price of the Class B Common Stock on the date of grant, a risk free interest rate of 5.51% based upon the yield as of the date of grant on a U.S. Government Zero Coupon Bond with a maturity equal to the term of the option, and an expected time of exercise of seven years after the date of grant and a 3% per year forfeiture rate, both based upon the Company's experience over the last six years.

AGGREGATED STOCK OPTION EXERCISES IN 1993 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised during 1993 by the named executive officers and the value of unexercised options held by them as of December 31, 1993.

                                                            NUMBER OF SECURITIES                 VALUE OF
                                                           UNDERLYING UNEXERCISED               UNEXERCISED
                          SHARES                             OPTIONS AT FISCAL                  OPTIONS AT
                         ACQUIRED                               YEAR-END (#)              FISCAL YEAR-END ($)(2)
                            ON             VALUE        ----------------------------    ---------------------------
        NAME           EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
- - - - - ---------------------  ------------   ---------------   -----------    -------------    -----------   -------------
R. E. Turner.........          0               --               0               0                --             --
Terence F. McGuirk...          0               --         113,333         616,667         1,482,998      1,206,503
Scott M. Sassa.......     25,000          230,125           6,667         563,333            50,003        642,623
W. Thomas Johnson....          0               --          88,333         381,667         1,168,898        875,078
William H.
  Grumbles...........     30,000          249,990          33,336(3)      184,667(4)        419,795        964,377

- - - - - ---------------

(1) These amounts represent the excess of the fair market value of the Class B Common Stock at the time of exercise above the exercise price of the options.
(2) These amounts represent the excess of the fair market value of the Class B Common Stock of $27.00 per share as of December 31, 1993, above the exercise price of the options.
(3) Includes options with respect to 3,336 shares of Class B Common Stock owned by Mr. Grumbles's wife, as to which shares Mr. Grumbles disclaims beneficial ownership.
(4) Includes options with respect to 39,667 shares of Class B Common Stock owned by Mr. Grumbles's wife, as to which shares Mr. Grumbles disclaims beneficial ownership.

LONG-TERM INCENTIVE PLANS-AWARDS IN 1993

     The following table sets forth information concerning the long-term incentive plan awards made to the named executive officers under the Company's Long-Term Incentive Plan during 1993.

                          NUMBER                                              ESTIMATED FUTURE
                        OF SHARES,                                        PAYOUTS UNDER NON-STOCK
                         UNITS OR         PERFORMANCE OR                    PRICE-BASED PLANS(2)
                       OTHER RIGHTS     OTHER PERIOD UNTIL       ------------------------------------------
        NAME              (#)(1)       MATURATION OR PAYOUT      THRESHOLD ($)   TARGET ($)     MAXIMUM ($)
- - - - - ---------------------  ------------   -----------------------    -------------   ----------     -----------
R. E. Turner.........     550,000     3 Yrs. Ending 12/31/94         412,500        550,000        825,000
Terence F. McGuirk...     475,000     3 Yrs. Ending 12/31/94         356,250        475,000        712,500
Scott M. Sassa.......     230,000     3 Yrs. Ending 12/31/94         172,500        230,000        345,000
W. Thomas Johnson....     310,000     3 Yrs. Ending 12/31/94         232,500        310,000        465,000
William H. Grumbles..     125,000     3 Yrs. Ending 12/31/94          93,750        125,000        187,500

- - - - - ---------------

(1) A performance unit is a method of assigning a dollar value to a performance award opportunity. The actual number of units granted to a participant is determined such that, when taken together with a participant's stock option grants under the Company's 1988 Stock Option Plan, the performance award will provide the participant with a total long-term incentive award commensurate with that participant's responsibilities.
(2) The threshold, target and maximum value of a unit is $.75, $1.00 and $1.50, respectively, and can vary based on the Company's attainment of operating income and revenue objectives, as specified in the plan, over the three-year cycle. If a participant's employment is terminated during a three-year cycle (for reasons other than approved retirement, death or disability), that participant is not entitled to any cash payment under the plan for that cycle. To date, no benefits have been distributed under the plan.

EMPLOYMENT AGREEMENTS

     The Company has entered into four-year employment agreements with Messrs. McGuirk, Sassa and Johnson. Under Mr. McGuirk's employment agreement dated December 20, 1993, he will serve as Executive Vice President of the Company for a minimum annual base salary of $855,000 and a minimum annual bonus of $645,000 under the Turner Incentive Plan (provided certain Company performance targets are met). Under Mr. Sassa's employment agreement dated January 1, 1994, he will serve as Vice President-Entertainment Networks of the Company for a minimum annual base salary of $805,000 and a minimum annual bonus of $645,000 under the Turner Incentive Plan (provided certain Company performance targets are met). Under Mr. Johnson's employment agreement dated December 20, 1993, he will serve as Vice President-News of the Company for a minimum annual base salary of $700,000 and a minimum annual bonus of $350,000 under the Turner Incentive Plan (provided certain Company performance targets are met). In connection with the execution of his employment agreement, Mr. McGuirk was granted 22,000 shares of Class B Common Stock, a special bonus of $476,000 to defray tax liability associated with such stock grant and stock options for 500,000 shares of Class B Common Stock. In connection with the execution of his employment agreement, Mr. Sassa was granted 16,700 shares of Class B Common Stock, a special bonus of $383,555 to defray tax liability associated with such stock grant and stock options for 500,000 shares of Class B Common Stock. In connection with the execution of his employment agreement, Mr. Johnson was granted 13,800 shares of Class B Common Stock, a special bonus of $299,000 to defray tax liability associated with such stock grant and stock options for 300,000 shares of Class B Common Stock. During the term of their respective employment with the Company, each of Messrs. McGuirk, Sassa and Johnson will be eligible to participate in the Company's LTIP, Retirement Savings Plan, Supplemental Benefit Plan, Supplemental Executive Retirement Plan and health benefit plans. Under each such employment agreement, the executive officer's employment with the Company may not be terminated except for "cause" as defined therein. Upon a change of control of the Company, each of Messrs. McGuirk, Sassa and Johnson will be entitled to terminate his employment with the Company and receive all earned and vested compensation (including annual bonus and payments under the Company's
LTIP) as of the date of such termination. Under their respective employment agreements, Messrs. McGuirk, Sassa and Johnson have agreed not to compete with the Company for 12 months following the termination of their respective employment under certain circumstances.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Information with respect to certain relationships and related party transactions involving entities with which members of the Company's Stock Option and Compensation Committee are affiliated is set forth below under the caption "Compensation Committee Interlocks and Insider Participation," and comparable information with respect to entities with which other members of the Company's Board of Directors are affiliated is set forth below under the caption "Other Transactions."

  Compensation Committee Interlocks and Insider Participation

     The Stock Option and Compensation Committee is currently comprised of four Class C Directors and one Common Stock Director who are all identified in the next succeeding paragraph. The members of the Committee, as well as the three other Class C Directors, are affiliated with entities which were investors in the Company's 1987 Units Offering and which have ongoing business relationships with the Company, primarily as operators, directly or through affiliates, of cable television systems which receive and distribute to their subscribers programming provided by the Company's cable television operations. For purposes of the following discussion, Comcast, Continental, and the other entities previously reflected in the table set forth under the caption "Security Ownership of Certain Beneficial Owners" are collectively referred to as the "Affiliated Holders."

     The present members of the Stock Option and Compensation Committee have the following relationships with the Affiliated Holders: Joseph J. Collins is Chairman of the Board and Chief Executive Officer of Time Warner Cable, a division of TWE, which is 87.5% owned by TWI; Michael J. Fuchs is Chairman of the Board and Chief Executive Officer of HBO, another division of TWE; Timothy
P. Neher is Vice Chairman of the Board of Directors of Continental; Brian L. Roberts is President of Comcast; and Fred A. Vierra is the Executive Vice President of TCI.

     During 1993, the Company recorded subscription fees from the Affiliated Holders (directly or through affiliated entities) for their receipt of the Company's cable services (Cable News Network ("CNN"), Turner Network Television ("TNT"), Headline News and the Cartoon Network), before deductions for advertising allowances, as follows: TCI -- $103,099,000; TWI -- $62,223,000; Continental -- $21,128,000; and Comcast -- $18,619,000. These amounts constituted approximately 38% of the Company's total subscription fees recorded during 1993. Advertising revenues received by the Company during 1993 were also indirectly dependent to a substantial degree on cable television systems operated by the Affiliated Holders or their affiliates since subscribers to those systems constitute approximately 67%, 66%, 66%, 67% and 63% of the current cable audience coverage for TBS SuperStation, TNT, CNN, Headline News and the Cartoon Network, respectively.

     Pursuant to a film license agreement entered into in February 1985 and running through 1997, HBO may select and exhibit on its cable programming services certain of the motion pictures in the Turner Entertainment Co. ("TEC") film library owned by the Company. The Company received approximately $3,460,000 during each year ended December 31, 1993, 1992 and 1991 under this agreement.

     In 1992, the Company entered into a reciprocal advertising agreement with TWI that has a fair value of approximately $3,550,000. The Company provided advertising time on certain of its networks in exchange for advertising in TWI's magazines during the period July 1992 through June 1993. Also, pursuant to an agreement entered into in October 1986, Lorimar Telepictures Corporation, a wholly-owned subsidiary of TWI, has an eight-year commitment with the Company to purchase $4,500,000 per year in advertising time on the Company's networks. In addition, TWI placed advertising on the Company's networks which was not pursuant to any of the agreements discussed above. In total, the Company recorded advertising revenues, excluding reciprocal advertising agreements, of approximately $7,516,000, $9,388,000 and $8,830,000 in the years ended December 31, 1993, 1992 and 1991, respectively, for advertising placed on the Company's services by related parties.

     Pursuant to a 1986 agreement with the predecessor of Metro-Goldwyn-Mayer, Inc. ("MGM"), MGM became the designated distributor in the home video market of most MGM and pre-1950 Warner Bros. films in the TEC film library, both domestically and internationally, and certain RKO films internationally. The distribution agreement (the "Home Video Agreement") provides for a fifteen-year term commencing June 6, 1986 with distribution fees payable based primarily on the suggested retail price of the films sold. In November 1990, MGM entered into an agreement with Warner Home Video ("WHV"), a former subsidiary of TWI and now a division of TWE, wherein WHV agreed to service certain of MGM's obligations under the Home Video Agreement. Revenues recorded in 1993, 1992 and 1991 pursuant to this agreement were $81,723,000, $105,729,000 and $36,500,000, respectively.

     TWI and its subsidiaries have entered into license agreements with the Company pursuant to which the Company has acquired broadcast rights to certain television and theatrical product. The Company paid an aggregate of approximately $13,933,000, $13,196,000 and $6,800,000 for license fees during 1993, 1992 and 1991, respectively, under these agreements and is committed to pay $37,417,000 through 2001 under these agreements. TWI also has an investment in n-tv, a 24-hour German language news channel in which the Company owned a 25.8% limited partnership interest as of December 31, 1993.

     In February 1989, the Company entered into a joint venture arrangement with HBO to purchase satellite transponders. The joint venture is structured so that the purchased transponders are allocated by agreement between the Company and HBO, and the Company's obligations are limited solely to those transponders and ancillary service arrangements which are to be allocated to and used by the Company and its subsidiaries.

     Pursuant to a lease agreement entered into in 1993 relating to a satellite transponder, the Company received approximately $1,920,000 from HBO in 1993. HBO is committed to pay approximately $160,000 through 1994 under such lease. In addition, pursuant to a lease agreement entered into in 1992 relating to a satellite transponder, the Company received from Liberty Media Corporation $1,826,000 and $1,163,000 in 1993 and 1992, respectively. Liberty Media Corporation is committed to pay approximately $12,616,000 through 2000 under such lease.

     The Company received approximately $654,000 in licensing fees in 1993 from a subsidiary of Liberty Media Corporation for the exhibition of certain of the motion pictures in the TEC film library owned by the Company.

  Other Transactions

     Mr. Henry L. Aaron, Vice President -- Community Relations and a director of the Company since 1980, is indebted to the Company for a non-interest bearing advance secured by and payable out of deferred compensation, payable in 240 monthly installments which began in January 1983. The largest amount of such indebtedness outstanding since January 1, 1993 was approximately $128,000, with a balance of $112,000 remaining outstanding on December 31, 1993.

     Mr. Shaye has entered into an employment agreement with New Line, a subsidiary of the Company, with a term which began on January 28, 1994 and expires on December 31, 1998. Mr. Shaye's employment agreement provides for, among other things, a minimum annual base salary of $1.5 million, annual bonus compensation ranging from a minimum of 25% of base salary to a maximum bonus of 125% of base salary, determined on the basis of the achievement of certain performance goals by New Line and the Company, and a grant of 50,000 shares of Class B Common Stock and stock options for 2.1 million shares of Class B Common Stock (1.1 million of which vest on the basis of the achievement by New Line of certain performance goals). Prior to the execution of such employment agreement, New Line had lent to Mr. Shaye $750,000 in connection with the purchase and renovation of a residence in California. Such loan is unsecured and does not bear interest. Under the terms of the Mr. Shaye's employment agreement with New Line, the loan shall be repaid in four equal installments on December 31, 1994, 1995, 1996 and June 30, 1997, provided that if the residence is sold or if Mr. Shaye's employment agreement is terminated for any reason, then the remaining unpaid indebtedness under the loan shall become immediately due and payable.

     The TBS SuperStation signal is retransmitted by a common carrier, Southern Satellite Systems, Inc. ("Southern"), which is controlled by an indirect wholly-owned subsidiary of Liberty Media Corporation. Mr. Peter R. Barton is President of Liberty Media Corporation. Mr. Bob Magness, who was a director of the Company from 1992 until April 1994, and Mr. John C. Malone hold shares representing approximately 23.1% and 60.7%, respectively, of the voting power of that corporation, which is a former subsidiary of TCI. The Company does not have a contract with Southern and does not receive compensation for such transmission. This retransmission of the TBS SuperStation signal by Southern could be discontinued by the carrier, subject to Southern's contracts with the local cable systems. In view of the substantial aggregate fees received by Southern from the local cable systems for the TBS SuperStation signal, the Company considers voluntary discontinuance of such retransmission by Southern to be unlikely.

     Turner Sports Programming, Inc., a wholly-owned subsidiary of the Company, has a 44% interest in SportSouth Network, Ltd. ("SportSouth"), a limited partnership in which Liberty Media Corporation also has an interest. SportSouth operates SportSouth Network, a regional sports network serving the Southeast United States, the revenues of which are principally derived from the sale of advertising time and the subscription sale of its service to cable operators.

     All of the Affiliated Holders and Liberty Media Corporation have interests in cable programming services which compete with the services offered by the Company for cable system viewers, for channel space on low channel capacity cable systems and, in several cases, for advertising funds. Among the significant competing services are HBO and Cinemax, which are operated by an affiliate of TWI, The Discovery Channel, in which TCI has an interest, and American Movie Classics and The Black Entertainment Network, in which Liberty Media Corporation has interests.

     In addition to the relationships of the members of the Stock Option and Compensation Committee with the Affiliated Holders, as previously described (see "Compensation Committee Interlocks and Insider Participation"), the remaining Class C Directors have the following relationships with the Affiliated Holders:
Gerald M. Levin is the Chairman, President and Chief Executive Officer of TWI; John C. Malone is the President and Chief Executive Officer and a director of TCI; and Peter R. Barton is the President of Liberty Media Corporation.

PERFORMANCE GRAPH

     The following graph compares the cumulative, five-year shareholder returns on the Company's Class A Common Stock and Class B Common Stock with the comparable cumulative returns of the S&P 500 Index and a peer group index comprised of the common stock of the companies listed below, excluding the Company. The peer group index is based on a selection of companies operating in the television and film entertainment business. The annual return for the peer group index is weighted based on the capitalization of each of the companies within the peer group at the beginning of each period for which a return is indicated. The graph assumes that the value of the investment in the Class A Common Stock and the Class B Common Stock and each index was $100 on December 31, 1988, and that all dividends were reinvested.

                    CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
                    FIVE-YEAR PERIOD ENDED DECEMBER 31, 1993

      MEASUREMENT PERIOD            TURNER CLASS     TURNER CLASS
    (FISCAL YEAR COVERED)                 A               B             S&P 500       PEER GROUP
1988                                    100.00          100.00          100.00          100.00
1989                                    299.26          341.88          131.59          142.82
1990                                    202.22          230.77          127.49          117.59
1991                                    411.11          474.36          166.17          138.90
1992                                    380.93          434.47          178.81          184.64
1993                                    487.04          556.91          196.75          238.47

     The following companies comprise the peer group used in the performance graph:

     Capital Cities/ABC, Inc., CBS Inc., Comcast Corporation (Class A Common Stock), Paramount Communications, Inc., Tele-Communications, Inc. (Class A Common Stock), The Walt Disney Company, Time Warner Inc. and Viacom, Inc. (Class A Common Stock).

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Performance Graph and the Report of the Stock Option and Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

                        II. RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has selected Price Waterhouse as the Company's independent public accountants for the fiscal year ending December 31, 1994, subject to ratification by the shareholders. Price Waterhouse served in such capacity for the fiscal year ended December 31, 1993 and previously. A representative of Price Waterhouse is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.

     The Board of Directors recommends a vote FOR ratification of the selection of Price Waterhouse as the Company's independent public accountants for the fiscal year ending December 31, 1994.

                     III. APPROVAL OF TURNER INCENTIVE PLAN

     The Board of Directors of the Company, upon recommendation of its Stock Option and Compensation Committee (the "Compensation Committee"), adopted the Turner Incentive Plan (the "TIP"), effective January 1, 1992. The TIP is designed to enable the Company to attract and retain key employees by providing a competitive total compensation package and to assist in focusing those employees on critical goals and strategies that are crucial for the Company's continued success. The TIP is administered by the Turner Incentive Plan Committee (the "TIP Committee") and the Compensation Committee, which select participants and determine awards under the TIP on an annual basis. The selection process and guidelines are established solely by the TIP Committee. In general, participation in the TIP is limited to key employees who can significantly and directly affect the Company's performance. The Compensation Committee, in its discretion, may approve any employee of the Company as a TIP participant. Currently, approximately 50 of the Company's employees participate in the TIP.

     Awards, up to a specified percentage of a participant's base salary, are granted under the TIP with the maximum allowable percentage being determined by the participant's position vis-a-vis his or her target goals and the Company's target goals. Awards for most participants are comprised of two components: a corporate performance component, which rewards the achievement of corporate objectives, and a unit/individual performance component, which rewards the achievement of operating unit and individual participant goals. Awards for certain executive officers of the Company, including the named executive officers, are comprised only of a corporate performance target. The participant's actual cash award under the TIP is a percentage of the award ranging from 0% to 150% depending upon the level of attainment of (1) the participant's unit/individual performance component and (2) the Company's attainment of the corporate performance component.

     The percentage allocation between the two components of a participant's maximum potential award varies according to that participant's position. Satisfaction of the corporate performance component is based solely upon the Company's attainment of specified objectives based upon any one or a combination of the following: operating income, cash flow, net income, operating expense, revenues and pre-tax income. Satisfaction of the unit/individual component is determined by the individual participant's level of performance toward his or her goals.

     Award payments are made to participants as soon as practicable following the end of a plan year and will be limited per person to up to 200% of his or her base salary per year. Under the TIP, unless otherwise provided in a participant's employment agreement, if a participant's employment is terminated during a plan year, that participant is not entitled to any payment under the TIP. Termination of employment due to approved retirement, death or disability will result in a pro-rated award payment for the portion of the plan year in which the participant was employed.

     The Board of Directors has directed that the material terms of the TIP be submitted to the Company's shareholders for approval at the Annual Meeting. Shareholder approval of the material terms of the TIP is required in order for the Company to comply with the performance-based compensation exception set forth in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, so that, to the extent possible, compensation paid under the TIP will be fully deductible by the Company. If the TIP is approved by the Company's shareholders at the Annual Meeting, such approval shall be effective until the earlier of (i) the 1999 Annual Meeting, or (ii) material modification of the performance goals under the TIP.

     Approval of the TIP requires that the number of shares voted in favor of the approval of the TIP exceeds the number of shares voted in opposition to such approval. Abstentions and broker non-votes will not be included in the total number of votes cast and thus will have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE TIP.

                    IV. APPROVAL OF THE COMPANY'S LONG-TERM
                                 INCENTIVE PLAN

     The Board of Directors of the Company, upon recommendation of its Compensation Committee, adopted the Turner Broadcasting System, Inc. Long-Term Incentive Plan (the "LTIP"), effective January 1, 1992. The LTIP is designed to enable the Company to attract and retain key executives by providing a competitive and diversified total compensation package and to help focus executives' attention on the long-term performance of the Company as reflected by growth in operating income over a three-year period. The LTIP is administered by the Compensation Committee which selects participants and determines the awards under the LTIP on a three-year cycle basis. In general, participation in the LTIP is limited to officers and other key executives who can significantly and directly affect the Company's long-term performance; however, the Compensation Committee, in its discretion, may approve any employee of the Company as an LTIP participant. Currently, approximately 15 of the Company's employees participate in the LTIP.

     The LTIP's award opportunities are based on a competitive market analysis of long-term incentive award opportunities in other entertainment companies. Under the LTIP, a target cash award is established for each participant. The target cash award, taken together with a participant's stock option grants, is structured to provide the participant with a total long-term incentive award commensurate with the participant's responsibilities.

     The LTIP's performance measures for the Company for the current three-year cycle ending December 31, 1994 have been established as compounded growth in operating income and revenues during the performance cycle over target levels set at the beginning of each cycle. Growth in operating income will provide 75% of the award opportunity, with the remaining 25% relating to growth in revenues.

     To recognize a range of Company performance around the "target," participants may earn up to 150% of their target award opportunities based on actual Company performance compared to the specified LTIP goals. The threshold level of performance is designed to be the minimal level of performance for which any cash LTIP award will be earned. At threshold, 75% of the target award opportunity will be earned. Performance below threshold will not generate any award payment. The maximum level of performance is the highest reasonable level of performance that may be achieved. Maximum performance will result in an award of 150% of the target opportunity.

     In determining the Company's performance goals for future three-year cycles under the LTIP, the Compensation Committee may use any one or a combination of the following criteria: compounded growth in operating income, compounded growth in gross revenues, net income, return on equity, cash flow and total shareholder return.

     Cash award payments will be made to participants as soon as practicable following the end of a plan cycle, and will be limited per person to up to 100% of his or her base salary per year. Unless otherwise provided in such participant's employment agreement, if a participant's employment is terminated during a three-year cycle, that participant is not entitled to any cash payment under the LTIP for that cycle. Termination of employment due to approved retirement, death or disability will result in a pro-rated award payment for the portion of the three-year cycle during which the participant was employed. To date, no benefits have been distributed under the LTIP.

     The Board of Directors has directed that the material terms of the LTIP be submitted to the Company's shareholders for approval at the Annual Meeting. Shareholder approval of the material terms of the LTIP is required in order for the Company to comply with the performance-based compensation exception set forth in Section 162(m) of the Code and the regulations thereunder, so that, to the extent possible, compensation paid under the LTIP will be fully deductible by the Company. If the LTIP is approved by the Company's shareholders at the Annual Meeting, such approval shall be effective until the earlier of (i) the 1999 Annual Meeting, or (ii) material modification of the performance goals under the LTIP.

     Approval of the LTIP requires that the number of shares voted in favor of the approval of the LTIP exceeds the number of shares voted in opposition to such approval. Abstentions and broker non-votes will not be included in the total number of votes cast and thus will have no effect on the outcome of the vote.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE LTIP.

                   V. APPROVAL OF AMENDMENTS TO THE COMPANY'S
                             1988 STOCK OPTION PLAN

     Effective January 15, 1988, the Board of Directors of the Company adopted the Turner Broadcasting System, Inc. 1988 Stock Option Plan (the "1988 Plan") for the purpose of granting options to purchase shares of the Company's Class B Common Stock (the "Common Stock") to key employees of the Company and its subsidiaries. The 1988 Plan was approved by the shareholders of the Company on July 15, 1988. The Board believes that the 1988 Plan has strengthened the Company's ability to attract capable management personnel and encourage key employees to remain in the employ of the Company.

     The Board of Directors has now directed that the 1988 Plan be amended to limit to 1,000,000 the number of shares of Common Stock for which options may be granted to an individual under the 1988 Plan during any calendar year, subject to adjustment. In addition, the 1988 Plan is being amended to permit the Compensation Committee in its sole and absolute discretion the authority to establish different terms and conditions pertaining to the effect on a stock option of the death, disability or other termination of employment of an optionee, to the extent permitted by applicable federal and state law. The foregoing description of the proposed amendments to the 1988 Plan is qualified in its entirety by reference to the text of such amendments which is attached to this proxy statement as Exhibit A.

DESCRIPTION OF THE 1988 PLAN

     The following description of the 1988 Plan incorporates the aforementioned proposed amendments as if such proposed amendments had been approved by the requisite number of shares of the stock of the Company.

     The 1988 Plan provides for the grant of options to purchase up to a maximum of 10,500,000 shares of Common Stock. The 1988 Plan is administered by the Compensation Committee which consists of directors who are not eligible to participate in the 1988 Plan.

     The Committee may grant either Incentive Stock Options or Non-Qualified Stock Options under the 1988 Plan. Incentive Stock Options are intended to be treated as such within the meaning of Section 422a of the Code. Non-Qualified Stock Options are, in general, options which do not have the special income tax advantages associated with Incentive Stock Options.

     The Committee, in its discretion, may grant surrender rights in connection with an option. Upon exercise of a surrender right an optionee will receive that number of shares of Common Stock having a fair market value equal to the excess of the fair market value of the shares covered by the surrendered portion of the option over the exercise price of such shares. The Committee may grant surrender rights simultaneously with the grant of an option or, with respect to Non-Qualified Stock Options only, at any time during the option's term.

     The Committee will determine which employees of the Company and its subsidiaries will be granted options, the number of shares of Common Stock subject to an option granted to any employee, whether the option is an Incentive Stock Option or Non-Qualified Stock Option, whether the option will be accompanied by surrender rights and the other terms and conditions governing the option. Key employees, including officers and directors, of the Company and its subsidiaries are eligible to receive options, but directors of the Company or its subsidiaries who are not employees and directors serving on the Committee are not eligible. An employee may be granted options to purchase a maximum of 1,000,000 shares of Common Stock in a given year under the 1988 Plan. Currently, approximately 600 employees of the Company and its subsidiaries participate in the 1988 Plan.

     No options granted under the 1988 Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee. An optionee may designate a beneficiary to receive his option in the event of the optionee's death prior to exercise of the option. An option will terminate upon an optionee's termination of employment for cause or by the voluntary action of the optionee without the consent of the Company or the subsidiary (a "Terminating Event"). Upon an optionee's death while an employee of the Company or a subsidiary or within three months of the termination of such employment (other than with respect to a Terminating Event), an option will terminate one year from the date of death or upon the expiration of the option, whichever is earlier. Upon the termination of an optionee's employment because of permanent disability, an option will terminate one year after the date of termination or upon the expiration of the option, whichever is earlier. Upon an optionee's termination of employment other than by death or permanent disability and other than in connection with a Terminating Event, an option will terminate ninety days after the date of termination or upon the expiration of the option, whichever is earlier. The Committee, at its discretion, may establish different terms and conditions pertaining to the effect on an option of the death, disability or other termination of employment of a grantee to the extent permitted by applicable federal and state law.

     The exercise price of all Incentive Stock Options granted under the 1988 Plan must be at least equal to the greater of the fair market value of the Common Stock subject to the option on the date of grant and the par value per share of the Common Stock. The exercise price of all Non-Qualified Stock Options shall be determined by the Committee at the time of grant but shall not be less than the aggregate par value of the shares of Common Stock subject to the option. The term of each option will be as determined by the Committee but will in no event be greater than ten years from the date of grant.

     Set forth below are the number of options granted under the 1988 Plan as of March 31, 1994, to certain specified groups of individuals:

     Named executive officers:

         R.E. Turner..........................................................          0
         Terence F. McGuirk...................................................    850,000
         Scott M. Sassa.......................................................    664,250
         W. Thomas Johnson....................................................    470,000
         William H. Grumbles..................................................    205,000
    All current executive officers as a group: ...............................  2,958,150
    All current directors who are not executive officers as a group: .........      1,000
    Each nominee for election as a director:
         Terence F. McGuirk...................................................    850,000
         Scott M. Sassa.......................................................    664,250
         W. Thomas Johnson....................................................    470,000
         Rubye M. Lucas.......................................................      1,000
         (No other nominees for director have been granted options under the
           1988 Plan)
    Each associate of any of such directors, executive officers or
      nominees: ..............................................................          0
    Each other person who received 5% of such options: .......................          0
    All employees, including all current officers who are not executive officers, as a group: ..................................................  9,516,100

     Awards under the 1988 Plan are based upon the Company's performance. Accordingly, future awards under the 1988 Plan are not determinable at this time.

     The closing price of the Common Stock on the American Stock Exchange on June 15, 1994 was $19 1/8.

SECTION 162(M) REQUIREMENTS

     The 1988 Plan, as amended by the proposed amendments, is intended to preserve the Company's tax deduction for certain awards granted under the 1988 Plan by complying with the terms of Section 162(m) of the Code and the regulations thereunder. The material terms of the 1988 Plan, including the proposed amendments to the 1988 Plan, must be approved by the Company's shareholders in order for the compensation paid thereunder to qualify as performance-based compensation. Any such performance-based compensation is exempt from the $1 million limitation on the deductibility of compensation paid to certain executive officers under Section 162(m).

VOTE REQUIRED FOR APPROVAL

     Approval of the amendments to the 1988 Plan requires the affirmative vote of the holders of a majority of the shares of the Class A Common Stock, the Class B Common Stock and the Class C Preferred Stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote. Shares voted as abstaining will be treated as present and entitled to vote, thus having the effect of a vote in opposition of approval of the amendments, while broker non-votes will have no effect on the outcome of the vote on the amendments.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1988 PLAN.

                VI. APPROVAL OF THE COMPANY'S 1993 STOCK OPTION
                          AND EQUITY-BASED AWARD PLAN

     On November 15, 1993, the Board of Directors of the Company approved the Turner Broadcasting System, Inc. 1993 Stock Option Plan. Upon recommendation of the Compensation Committee, on April 15, 1994, the Board of Directors of the Company approved an amended and renamed version of such plan, the Turner Broadcasting System, Inc. 1993 Stock Option and Equity-Based Award Plan ("1993 Plan"), which provides for a wider variety of equity-based awards. The Board of Directors also approved the 1993 Plan for submission for approval to the shareholders of the Company. The purpose of the 1993 Plan is to promote the interests of the Company and its shareholders by providing a means for selected key employees to acquire a proprietary interest in the Company, thereby strengthening the Company's ability to attract capable management personnel and providing an inducement for key employees to remain in the employ of the Company and to perform at their maximum levels. Awards may be granted under the 1993 Plan from November 15, 1993 until November 14, 2003.

DESCRIPTION OF THE 1993 PLAN

     The following is a summary of the material features of the 1993 Plan. The description which follows is qualified in its entirety by reference to the 1993 Plan, a copy of which is attached to this proxy statement as Exhibit B.

     The 1993 Plan provides for the grant of options and other awards relating to up to an aggregate of 5,000,000 shares of the Company's Common Stock. The 1993 Plan is administered by the Compensation Committee which consists of directors who are not eligible to participate in the 1993 Plan.

     The Compensation Committee under the 1993 Plan may grant at its discretion Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Tandem Stock Appreciation Rights, Non-Tandem Stock Appreciation Rights, Restricted Stock and Other Equity-Based Awards (collectively, "Awards"). Incentive Stock Options are intended to be treated as such within the meaning of
Section 422a of the Code.

Nonqualified Options are, in general, options which do not have the special income tax advantages associated with Incentive Stock Options. Stock Appreciation Rights are rights that, upon exercise, entitle the holder to receive in cash or Common Stock the excess of the fair market value of the underlying Common Stock on the date of exercise over its value on the date it was granted. Tandem Stock Appreciation Rights are Stock Appreciation Rights that are granted in conjunction with Nonqualified Options and Incentive Stock Options. Non-Tandem Stock Appreciation Rights are Stock Appreciation Rights that are granted without reference to any option. Restricted Stock is Common Stock subject to a restriction period during which the grantee is not permitted to transfer shares of Restricted Stock awarded under the 1993 Plan. Other Equity-Based Awards are awards under the 1993 Plan that are valued in whole or in part by reference to or are payable in or otherwise based on Common Stock.

     The Compensation Committee will determine which employees of the Company and its subsidiaries will be granted Awards, the time or times when an Award may be granted, the number of shares of Common Stock subject to an Award granted to any employee, the type of Award granted, the option price of an Award and the other terms and conditions governing the Award. An employee may be granted Awards with respect to a maximum of 2,500,000 shares in any calendar year. Key employees, including officers and directors, of the Company and its subsidiaries will be eligible to receive Awards, but directors of the Company or its subsidiaries who are not employees and directors serving on the Committee will not be eligible. Shares subject to an Award which terminates, expires or is cancelled with the consent of the grantee will again be available for the grant of Awards under the 1993 Plan. Shares granted under the 1993 Plan may be authorized but unissued shares, shares issued and reacquired by the Company or any combination thereof.

     No Awards granted under the 1993 Plan are transferable by the grantee other than by will or by the laws of descent and distribution, and each Award is exercisable, during the lifetime of the grantee, only by the grantee. A grantee may designate a beneficiary to receive his Award in the event of the grantee's death prior to exercise of the Award. An Award will terminate upon the grantee's termination of employment for cause or by the voluntary action of the grantee without the consent of the Company or the subsidiary (a "Terminating Event"). Upon a grantee's death while an employee of the Company or a subsidiary or within three months of the termination of such employment (other than with respect to a Terminating Event), an Award will terminate one year from the date of death or upon the expiration of the Award, whichever is earlier. Upon termination of a grantee's employment because of permanent disability, an Award will terminate one year after the date of termination or upon the expiration of the Award, whichever is earlier. Upon a grantee's termination of employment other than by death or permanent disability and other than in connection with a Terminating Event, an Award will terminate ninety days after the date of termination or upon the expiration of the Award, whichever is earlier. The Compensation Committee, at its discretion, may establish different terms and conditions pertaining to the effect on an Award of the death, disability or other termination of employment of a grantee to the extent permitted by applicable federal and state law.

     The exercise price of all Incentive Stock Options granted under the 1993 Plan is determined by the Compensation Committee but must be at least equal to the greater of the fair market value of the Common Stock subject to the option on the date of grant or the par value per share of the Common Stock. The exercise price of all Nonqualified Options shall be determined by the Compensation Committee at the time of grant but shall not be less than the aggregate par value of the shares of Common Stock subject to the option. The term of each Incentive Stock Option will be as determined by the Compensation Committee but will in no event be greater than ten years from the date of grant. With respect to any Incentive Stock Option granted to a participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock on the date of the grant, the exercise price of the option must be at least equal to the greater of 110% of the fair market value of the Common Stock subject to the option on the date of grant or the par value of the Common Stock and the option may not be exercisable more than five years after the date of grant. The Company will receive no consideration upon the grant of options.

     The aggregate fair market value of the Common Stock (determined at the time of grant) for which Incentive Stock Options granted under the 1993 Plan and any other plan of the Company or a subsidiary may be exercisable for the first time by any employee during any calendar year, cannot exceed $100,000. In addition, no option granted under the 1993 Plan is exercisable within six months from the date it is granted.

The 1993 Plan permits the exercise of options either by a cash payment or, with the approval of the Compensation Committee, by surrender of shares of Common Stock owned by the grantee for at least six months and having a fair market value equal to the exercise price, by a combination of cash and such shares, or by any other method approved by the Compensation Committee.

     Tandem Stock Appreciation Rights may be granted in conjunction with all or a portion of an option. With respect to a Nonqualified Stock Option, Tandem Stock Appreciation Rights may be granted either at or after the time of such grant. With respect to an Incentive Stock Option, Tandem Stock Appreciation Rights may be granted only at the time the Incentive Stock Option is granted. A Tandem Stock Appreciation Right terminates upon the termination of the related option and is only exercisable at such times and to the extent the related option is exercisable.

     The Compensation Committee determines the term of Non-Tandem Stock Appreciation Rights but such term cannot exceed ten years. Non-Tandem Stock Appreciation Rights are exercisable at such times as provided by the Compensation Committee, except that Non-Tandem Stock Appreciation Rights are not exercisable during the first six months of the term thereof except in the event of the grantee's death or disability during such six month period.

     Shares of Restricted Stock may be issued alone or in addition to other Awards under the 1993 Plan. The Compensation Committee determines to whom and at what times grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid for Restricted Stock, the vesting schedule and all other terms and conditions relating to awards of Restricted Stock. The Compensation Committee also establishes the period during which Restricted Stock cannot be transferred, provided that such period cannot be less than six months.

     Other Equity-Based Awards and Awards valued in whole or in part by reference to or payable in or otherwise based on Common Stock may be granted either alone or in tandem with other Awards. The Compensation Committee determines to whom and at what times grants of Other Equity-Based Awards will be made, the number of shares to be awarded and all other terms and conditions relating to such awards.

     The Compensation Committee may, within the limitations of the 1993 Plan, modify, extend or renew outstanding Awards granted under the 1993 Plan, or accept the surrender of outstanding Awards and authorize the granting of new Awards in substitution therefor. No modification may, without the consent of the grantee, alter or impair any rights or obligations theretofore granted to the grantee.

     The total number and character of shares subject to Awards and the number and character of shares subject to outstanding Awards and the exercise price will be appropriately adjusted by the Compensation Committee in the event of any stock dividend, subdivision or combination of shares or reclassification. The Compensation Committee may also make appropriate adjustments in the event of a merger or consolidation of the Company or a tender offer for shares of Common Stock.

     The Board of Directors may from time to time amend, modify, suspend or terminate the 1993 Plan, but may not, without the written consent of the grantee, make any such alteration which would impair the rights of a holder of an outstanding Award. Certain amendments to the 1993 Plan require shareholder approval.

     Approximately 600 employees of the Company and its subsidiaries are currently eligible to participate in the 1993 Plan.

     On June 15, 1994, the closing price of the Common Stock on the American Stock Exchange was $19 1/8 per share.

FEDERAL INCOME TAX CONSEQUENCES

     Under current federal income tax law, an employee will not realize taxable income by reason of either the grant or the exercise of an Incentive Stock Option, and the Company will not receive an income tax deduction at either such time. However, any appreciation in share value since the date of grant will be an item of adjustment at the time of exercise in determining liability for the alternative minimum tax. If an employee exercises an Incentive Stock Option and delivers shares of Common Stock as payment for part or all of the option price of the stock purchased ("Payment Stock"), no gain or loss will be recognized with respect to the stock delivered and no tax will be payable with respect to the Payment Stock or the stock purchased. However, if the Payment Stock was acquired pursuant to the exercise of an Incentive Stock Option and the required holding period in order to obtain favorable tax treatment to such stock is not met as of the date such stock is delivered, the employee will be treated as having sold the Payment Stock in an early disposition and will be subject to the rules described below for early disposition with respect to the Payment Stock. To the extent the number of shares received exceeds the number of shares tendered, the employee's basis in such new Incentive Stock Option stock that he receives upon exercise of the option in exchange for the Payment Stock is the same as his basis in the Payment Stock increased by any amount included in gross income as ordinary income due to any disqualifying disposition. The holding period of these newly acquired shares will include the holding period of the Payment Stock. The employee's basis in the additional new shares received upon exercise of the Incentive Stock Option is zero and these shares have a holding period that commences on the date of exercise of the Incentive Stock Option.

     If an employee exercises an Incentive Stock Option and does not dispose of the shares within two years from the date of grant and one year from the date of exercise, the entire gain, if any, realized upon disposition will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If, however, an employee disposes of shares prior to the expiration of the holding periods described above, the employee will generally realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise and the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the holder. Any additional appreciation will be treated as a capital gain (long-term or short-term depending on how long the employee held the shares prior to disposition) and the Company will not be entitled to any further deductions for federal income tax purposes. If the amount realized by the employee is less than the value of the shares upon exercise, then the amount of ordinary income and the corresponding Company deduction is equal to the excess of the amount realized over the option price.

     As to the Nonqualified Stock Options, there will be no federal income tax consequences to either the employee or the Company on the grant of the option. Additionally, if an employee exercises a Nonqualified Stock Option and delivers shares of Common Stock as payment for part or all of the option price of the stock purchased, no gain or loss will be recognized with respect to the stock delivered. To the extent an employee receives more shares of stock pursuant to the exercise of the option than shares of stock delivered, the fair market value of this excess, less any cash paid by the employee, will be taxed as ordinary income and will be subject to applicable tax withholding. On the exercise of a Nonqualified Stock Option, the employee (except as described below) recognizes taxable ordinary income equal to the difference between the exercise price of the shares and the fair market value of the shares on the exercise date. The Company will be entitled to a tax deduction in an amount equal to the employee's taxable ordinary income provided the Company undertakes applicable tax withholding. Upon disposition of the stock by the employee, he will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and his basis for the stock, which will include the amount previously recognized by him as ordinary income. The holding period for capital gains purposes will commence on the day the optionee acquires the shares pursuant to the option.

     The exercise of a Stock Appreciation Right will result in ordinary income to the holder in the year the Stock Appreciation Right is exercised. The amount of income recognized will be equal to the total value of all cash and the fair market value of the Common Stock received pursuant to the exercise of the Stock Appreciation Right. The Company will be entitled to a corresponding income tax deduction equal to such amount provided the Company undertakes applicable tax withholding. The tax treatment of a Stock Appreciation Right is the same whether the Stock Appreciation Right is exercised in conjunction with an Incentive Stock Option or a Nonqualified Stock Option.

     The receipt of Restricted Stock will result in ordinary income to the grantee when the restriction lapses. The amount of income recognized will be equal to the fair market value of the Common Stock. The Company will be entitled to a corresponding income tax deduction equal to such amount provided the Company undertakes applicable tax withholding. Upon disposition of the stock by the employee, he will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and his basis for the stock, which will include the amount previously recognized by him as ordinary income. The holding period for capital gains purposes will commence on the day the grantee received the shares of Restricted Stock.

     The foregoing federal income tax information is a summary only and does not purport to be a complete statement of the relevant provisions of the Code.

SECTION 162(M) REQUIREMENTS

     The 1993 Plan is intended to preserve the Company's tax deduction for certain awards granted under the 1993 Plan by complying with the terms of
Section 162(m) of the Code and the regulations thereunder. The material terms of the 1993 Plan must be approved by the Company's shareholders in order for the compensation paid thereunder to qualify as performance-based compensation. Any such performance-based compensation is exempt from the $1 million limitation on the deductibility of compensation paid to certain executive officers under
Section 162(m).

VOTE REQUIRED FOR APPROVAL

     Approval of the 1993 Plan requires the affirmative vote of the holders of a majority of the shares of the Class A Common Stock, the Class B Common Stock and the Class C Preferred Stock, voting together as a single class, present in person or represented by proxy at the Annual Meeting and entitled to vote. Shares voted as abstaining will be treated as present and entitled to vote, thus having the effect of a vote in opposition of approval of the 1993 Plan, while broker non-votes will have no effect on the outcome of the vote for the 1993 Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE 1993 PLAN.

                   VII. SHAREHOLDER PROPOSAL ON THE ADOPTION
                     OF CUMULATIVE VOTING FOR DIRECTORS OF
                                  THE COMPANY

     The Company has been advised that Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, holder of 300 shares of Class A Common Stock, proposes to submit the following resolution at the 1994 Annual Meeting of Shareholders:

          RESOLVED: "That the stockholders of Turner Broadcasting, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

          REASONS: "Many states have mandatory cumulative voting, so do National Banks." "In addition, many corporations have adopted cumulative voting."

          "If you AGREE, please mark your proxy FOR this resolution."

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

     In our opinion, cumulative voting in the election of directors is not in the best interests of the Company or its shareholders. Currently, each director of the Company is elected by the holders of a plurality of the class of shares eligible to vote for the election of such director that are present or represented by proxy at an annual meeting. The directors have a legal duty and fiduciary obligation to manage the business and affairs of the Company in the best interests of all shareholders. The cumulative voting system permits the holders of relatively small numbers of shares or special groups of shareholders to elect one or more directors to represent their particular interests on the Board of Directors. Directors who are elected by special interest groups may consider themselves to be representatives of these groups, with an obligation to act on their behalf, rather than on behalf of the general interests of the shareholders as a whole. Cumulative voting may create the possibility of partisanship or factionalism among directors and limit their ability to effectively administer and manage the Company's business and affairs.

     The directors of the Company are elected based upon their knowledge, experience and ability, as well as their willingness and commitment to serve in the best interests of all shareholders. In order to maintain the effective administration and management of the Company's business and affairs, we believe that the directors should continue to be elected by a plurality of the votes cast.

                              VIII. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented for action at the Annual Meeting other than as set forth in Items I, II, III, IV, V, VI and VII of this proxy statement. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgement.

SHAREHOLDERS' PROPOSALS

     Any shareholder of the Company who wishes to present a proposal at the 1995 annual meeting of shareholders of the Company, and who wishes to have such proposal included in the Company's proxy statement for that meeting, must deliver a copy of such proposal to the Company at One CNN Center, Atlanta, Georgia 30303, Attention: Corporate Secretary, no later than January 31, 1995; however, if next year's annual meeting of shareholders is held on a date more than 30 days before or after the corresponding date of the 1994 Annual Meeting, any shareholder who wishes to have a proposal included in the Company's proxy statement for that meeting must deliver a copy of the proposal to the Company a reasonable time before the proxy solicitation is made. The Company reserves the right to decline to include in the Company's proxy statement any shareholder's proposal which does not comply with the rules of the SEC for inclusion therein.

     You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy.

                                                                       EXHIBIT A

                        TURNER BROADCASTING SYSTEM, INC.

                             1988 STOCK OPTION PLAN

                                AMENDMENT NO. 2

     WHEREAS, the Turner Broadcasting System, Inc. 1988 Stock Option Plan (as heretofore amended, the "Plan") was approved by the Stock Option and Compensation Committee (the "Committee") of the Board of Directors of Turner Broadcasting System, Inc. (the "Corporation") and by the holders of a majority of the outstanding shares of the stock of the Corporation entitled to vote thereon at such time;

     WHEREAS, the Plan does not currently limit the aggregate number of shares of Common Stock of the Corporation for which Options may be granted to any individual during any calendar year;

     WHEREAS, the Plan does not currently provide the Committee the discretion to establish different terms and conditions pertaining to the effect on an Option granted under the Plan of the death, disability or other termination of employment of the optionee thereof;

     WHEREAS, the Committee in its administration of the Plan has determined that it is in the best interest of the Corporation and the Optionees under the Plan to amend the Plan as more fully described below, subject to the limitations set forth in Section 20 of the Plan;

     WHEREAS, the Plan shall be amended as follows:

     1. Amendments. (a) Section 4 of the Plan is hereby amended by the insertion of the following language at the end of the last sentence thereof:

     "; provided, however, that the aggregate number of shares of Common Stock for which Options may be granted to any individual during any calendar year may not, subject to adjustment as provided in Section 14 hereof, exceed 1,000,000 shares of Common Stock reserved for the purposes of the Plan in accordance with the provisions of Section 5 hereof"

     (b) Subject to the approval of the shareholders of the Corporation, Section 10 of the Plan is hereby amended by the addition of a subsection (f) at the end thereof as follows:

     "(f) Committee Discretion.  Notwithstanding the provisions of paragraphs
     (a), (b) or (c) of this Section 10, the Committee, in its sole and absolute discretion, may, at the date an Option is granted or thereafter, establish different terms and conditions pertaining to the effect on that Option of the death, disability or other termination of employment of the Optionee, to the extent permitted by applicable federal and state law."

     2. Effectiveness. The foregoing amendments to the Plan were approved on April 15, 1994 by the Committee and were recommended for submission to the shareholders of the Corporation for approval at the 1994 annual meeting of shareholders. The amendment set forth in paragraph 1(a) above became effective upon approval thereof by the Committee. The amendment set forth in paragraph 1(b) above shall become effective as of and only upon the approval by the holders of a majority of the outstanding shares of the stock of the Corporation represented at such annual meeting, provided that a quorum of shareholders is present in person or by proxy.

     3. Defined Terms. All capitalized terms used herein without definition shall have the meanings assigned thereto in the Plan.

     4. No Other Amendment. This Amendment No. 2 is limited precisely as written and shall not constitute a modification of any other provision of the Plan. Except as specifically modified or amended by this Amendment No. 2, the Plan shall remain in full force and effect in accordance with its terms.

                                                                       EXHIBIT B

                        TURNER BROADCASTING SYSTEM, INC.

                 1993 STOCK OPTION AND EQUITY-BASED AWARD PLAN

SECTION 1.  PURPOSE

     The purpose of the Plan is to promote the interests of the Company and its shareholders by providing a means for selected Key Employees to acquire a proprietary interest in the Company, thereby strengthening the Company's ability to attract capable management personnel and providing an inducement for Key Employees to remain in the employ of the Company or its Subsidiaries and to perform at their maximum levels.

SECTION 2.  DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth below:

          (a) "Award" shall mean, individually and collectively, any Option, Restricted Stock, Stock Appreciation Right, or Other Equity-Based Award granted under the Plan.

          (b) "Base Value" shall mean the Fair Market Value of a Stock Appreciation Right on the date of its grant.

          (c) "Board" shall mean the Board of Directors of the Company.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

          (e) "Committee" shall mean the Stock Option and Compensation Committee of the Board, appointed by the Board to administer the Plan and perform the functions set forth in Section 3 of the Plan.

          (f) "Common Stock" shall mean the Class B Common Stock, par value $.0625 per share, of the Company, and any other stock or securities resulting from the adjustment thereof or substitution therefor as described in Section 15 of the plan.

          (g) "Company" shall mean Turner Broadcasting System, Inc., a Georgia corporation.

          (h) "Fair Market Value" with respect to the Common Stock as of any date shall mean (i) in the event the Common Stock is listed on a national securities exchange, the closing price as reported for composite transactions on that date, or, if no sales occurred on that date, then the closing price on the next preceding date on which such sales of Common Stock occurred; (ii) in the event the Common Stock is not listed on a national securities exchange, the mean between the high bid and low asked prices reported for shares of Common Stock traded over-the-counter on that date, or, if no bid and asked prices were reported on that date, then the mean between the high bid and low asked prices on the next preceding date on which such prices were reported; or (iii) in the event there are no over-the-counter prices for the Common Stock and it is not listed on a national securities exchange, the fair market value as determined by the Committee in its discretion.

          (i) "Incentive Stock Option" shall mean an Option granted under the Plan and designated as such by the Committee which meets the requirements of Section 422 of the Code.

          (j) "Key Employee" shall mean a regular employee, whether or not a director, of the Company or a Subsidiary who is an officer or holds a managerial or other key position, as determined by the Committee, and who, in the judgment of the Committee, has demonstrated a capacity for making a substantial contribution to the success of the business of the Company or a Subsidiary.

          (k) "Non-Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right that is granted without reference to an Option pursuant to Section 8(c).

          (l) "Nonqualified Stock Option" shall mean an Option granted under the Plan other than an Incentive Stock Option.

          (m) "Option" shall mean, unless otherwise specifically limited under any provision of the Plan, both an Incentive Stock Option and a Nonqualified Stock Option granted pursuant to the Plan.

          (n) "Option Price" shall mean the price at which Common Stock may be purchased under an Option, as provided in Section 7(d) of the Plan.

          (o) "Other Equity-Based Award" shall mean an Award under Section 10 of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

          (p) "Participant" shall mean a Key Employee granted an Award under the Plan.

          (q) "Parent" shall mean any corporation which qualifies as a parent corporation of the Company within the meaning of Section 424(e) of the Code.

          (r) "Plan" shall mean the Turner Broadcasting System, Inc. 1993 Stock Option and Equity-Based Award Plan.

          (s) "Restricted Stock" shall mean an Award granted pursuant to Section 9.

          (t) "Stock Appreciation Right" or "SAR" shall mean a right to any appreciation in shares of Common Stock granted pursuant to Section 8.

          (u) "Stock Option Agreement" or "Award Agreement" shall mean the written agreement between a Participant and the Company evidencing the grant of an Award and setting forth the terms and conditions of the grant.

          (v) "Subsidiary" shall mean any corporation which qualifies as a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

          (w) "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in conjunction with an Option pursuant to Section 8(b).

          (x) "Ten Percent Shareholder" shall mean a Participant who, at the time an Incentive Stock Option is to be granted to him, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent (if any) or Subsidiaries (as such ownership is defined in Section 424(d) of the Code).

SECTION 3.  ADMINISTRATION OF THE PLAN

          (a) Committee. The Plan shall be administered by the Committee, which shall consist of two or more directors of the Company appointed by the Board. The members of the Committee shall be "outside directors" within the meaning of Section 162(m)(4)(c)(i) of the Code who shall not be eligible to receive, and during the twelve months prior to serving on the Committee shall not have received, Awards under the Plan or any other plan of the Company or its Subsidiaries and shall be "disinterested persons" as defined in Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee shall be filled by action of the Board.

          (b) Duties and Powers of the Committee. The Committee shall have the full power and authority, in its sole and absolute discretion, but subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority
     (i) to grant Awards which have received any requisite approval of the Board, including the ability to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; (ii) to determine the employees to whom, and the time or times at which, Awards shall be granted; (iii) to determine the number of shares of Common Stock to be covered by each Option or other Award; (iv) to determine which Options (if any) shall be accompanied by SAR's; (v) to determine the Option Price of Common Stock subject to an Option; (vi) to determine the duration of the exercise period of Awards and the time or times at which Awards may be exercised and the extent of exercisability of Awards; (vii) to determine the terms and provisions of Stock Option Agreements or Award Agreements (which need not be identical) entered into in connection with Awards granted under the Plan, including such terms and provisions as shall in the judgment of the Committee be necessary or advisable in order to conform to any applicable laws or regulations, as the same may be amended from time to time; and (viii) to make all other determinations necessary or advisable for the administration of the Plan. Subject to the express provisions of the Plan, the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Stock Option Agreement or Award Agreement in such manner and to the extent it shall determine necessary or appropriate in order to carry out the purposes of the Plan.

          The Committee shall have full power and authority to construe and interpret the Plan and the respective Stock Option or Award Agreements and to establish, amend or rescind such rules, regulations and procedures as the Committee deems necessary or appropriate for the proper administration of the Plan.

          The determinations of the Committee on the foregoing matters and any other matters arising in connection with the construction, administration, interpretation and effect of the Plan and of the Committee's rules and regulations thereunder shall (except as otherwise specifically provided in the Plan) be final, binding and conclusive.

          (c) Committee Meetings and Actions. The Committee may select one of its members as Chairman. The Committee shall hold its meetings at such times and places as it shall determine. All decisions and determinations of the Committee shall be made by not less than the affirmative vote of a majority of its members. Actions may be taken by the Committee at a duly convened meeting (including a meeting by telephone conference call) or by unanimous written consent.

SECTION 4.  ELIGIBILITY

     Awards under the Plan may be granted only to Key Employees of the Company and its Subsidiaries. A director of the Company or of a Subsidiary who is not also a Key Employee shall not be eligible to receive an Award under the Plan. More than one Award may be granted to the same Participant and be outstanding concurrently hereunder; provided, however, that the aggregate number of shares of Common Stock for which Awards may be granted to any individual during any calendar year may not, subject to adjustment as provided in Section 15 hereof, exceed 2,500,000 shares of Common Stock reserved for the purposes of the Plan in accordance with the provisions of Section 5 hereof.

SECTION 5.  SHARES SUBJECT TO THE PLAN

     (a) Aggregate Number of Shares Available. Subject to the adjustments provided for in Section 15 of the Plan, the aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall be 5,000,000 shares. Shares delivered by the Company pursuant to exercises of Awards may be authorized but unissued shares of Common Stock, issued shares of Common Stock which have been reacquired by the Company, or a combination thereof, as the Board or the Committee shall from time to time determine.

     (b) Reduction in Available Shares. The total number of shares available under Section 5(a) shall be reduced from time to time in the manner specified:

          (1) Incentive Stock Options and Nonqualified Stock Options -- The grant of an Incentive Stock Option or a Nonqualified Stock Option shall reduce the available shares by the number of shares subject to such Option.

          (2) Stock Appreciation Rights -- The grant of Stock Appreciation Rights shall reduce the available shares by the number of SAR's granted; provided, however, that if SAR's are granted in connection with an Option and the exercise of such Option would cancel the SAR's and vice versa, then the grant of the SAR's will only reduce the amount of shares available by the excess, if any, of the number of SAR's granted over the number of shares subject to the related Option.

          (3) Restricted Stock -- The grant of Restricted Stock shall reduce the available shares by the number of shares of Restricted Stock granted.

          (4) Other Equity-Based Award -- The grant of any Other Equity-Based Award shall reduce the available shares by the number of shares of the Other Equity-Based Award granted.

     (c) The total number of shares available under Section 5(a) shall be increased from time to time in the manner specified:

          (1) Incentive Stock Options and Nonqualified Stock Options -- The lapse or cancellation of an Incentive Stock Option or a Nonqualified Stock Option shall increase the available shares by the number of shares released from such Option; provided, however, that in the event the cancellation of an Option is due to the exercise of SAR's related to such Option, the cancellation of such Option shall only increase the amount of shares available by the excess, if any, of the number of shares released from such Option over the number of SAR's exercised.

          (2) Stock Appreciation Rights -- The lapse or cancellation of Stock Appreciation Rights shall increase the available shares by the number of SAR's which lapse or are cancelled; provided, however, that in the event the cancellation of such SAR's is due to the exercise of an Option related to such SAR's, the cancellation of such SAR's shall only increase the available shares by the excess, if any, of the number of SAR's cancelled over the number of shares delivered on the exercise of such Option.

          (3) Restricted Stock -- The reversion of Restricted Stock to the Company due to the breach or occurrence of a restriction or condition resulting in forfeiture of such shares shall increase the available shares by the number of shares of Restricted Stock reverted.

          (4) Other Equity-Based Award -- The lapse or cancellation of any Other Equity-Based Stock Award shall increase the available shares by the number of shares of the Other Equity-Based Award so lapsed or cancelled.

SECTION 6.  STOCK OPTION OR AWARD AGREEMENTS

     Each Award shall be evidenced by a written Stock Option Agreement or Award Agreement, as applicable, which shall be executed by the Company and the Participant, containing such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions, among others, as may be necessary in the opinion of the Committee to qualify them as incentive stock options under the Code.

SECTION 7.  OPTIONS

     Each Option granted under the Plan shall comply with and be subject to the following terms and conditions, as well as such other terms and conditions as may be determined by the Committee and specified in the related Stock Option
Agreement:

          (a) Number of Shares. The number of shares of Common Stock to which an Option relates shall be determined by the Committee and specified in the related Stock Option Agreement.

          (b) Type of Option. Each Stock Option Agreement shall specify whether the Option granted and evidenced thereby is an Incentive Stock Option or a Nonqualified Stock Option.

          (c) Date of Grant; Exercise Period. The date of grant of any Option shall be the date on which the Committee shall award the Option (or the earlier date, if applicable, that the Board specifically approves such grant) if an immediate grant of such Option is contemplated, or the date contemplated as the date of grant if the Committee imposes a condition on the granting of such Option. Options granted under the Plan shall be for such periods as may be determined by the Committee and set forth in the related Stock

         Option Agreements, subject to the provisions of Section 11 hereof regarding early termination upon the occurrence of certain events and subject to the further provisions of this paragraph (c). The exercise period of an Incentive Stock Option shall not exceed ten (10) years from the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such period shall not exceed five (5) years from the date of grant.

          Subject to the further provisions of this paragraph (c) regarding Incentive Stock Options, the Committee shall have authority to prescribe in any Stock Option Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe; provided however, that in any event no Option granted under the Plan may be exercisable in whole or as to any part thereof within six (6) months from the date of grant. The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and all other plans of the Company and its Parent (if any) and Subsidiaries) shall not exceed $100,000.

          Except as otherwise provided in Section 11 of the Plan, an Option may not be exercised in whole or in part unless the Participant is, at the time of such exercise, an employee of the Company or a Subsidiary.

          (d) Option Price. The Option Price per share of the Common Stock subject to an Option granted under the Plan shall be determined by the Committee at the time the Option is granted, and shall be subject to the following conditions:

             (1) Nonqualified Stock Options -- The Option Price per share of Common Stock subject to a Nonqualified Stock Option may be less than the Fair Market Value per share of the Common Stock on the date of grant, but shall not be less than the par value per share of Common Stock.

             (2) Incentive Stock Options -- The Option Price per share of Common Stock subject to an Incentive Stock Option shall not be less than the greater of (a) 100% of the Fair Market Value per share of the Common Stock on the date of grant, or (b) the par value per share of the Common Stock; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price per share shall not be less than the greater of (x) 110% of the Fair Market Value per share of Common Stock on the date of grant, or (y) the par value per share of the Common Stock.

          (e) Method of Exercise. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable in accordance with the terms of the related Stock Option Agreement and the provisions of the Plan by delivering to the Company written notice of such exercise in the manner hereinafter specified in Section 20; provided, however, that an Option may not be exercised at any one time as to less than 1,000 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 1,000 shares). Such written notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price for such shares. The date of exercise of an Option or portion thereof shall be the date of receipt by the Company of such written notice as determined in accordance with the provisions of
     Section 20 of the Plan.

          (f) Payment of Option Price. Payment for shares purchased upon exercise of an Option may be made

             (1) in cash (including a certified check, bank draft or money order), or

             (2) with the approval of the Committee, by delivering to the Company shares of Common Stock already owned by the Participant and held for a period of at least six (6) months ("Previously Held Shares") having a Fair Market Value (determined as of the day preceding the date on which the Option is exercised) equal to the cash Option Price of the shares of Common Stock as to which the Option is being exercised, or

             (3) with the approval of the Committee, by a combination of the methods described in (1) and (2) above, or

             (4) with the approval of the Committee, by any other method or in any other form authorized by the Committee and reflected in the related Stock Option Agreement or in any written notice relative thereto as may be from time to time delivered by the Committee to the Participant.

SECTION 8.  STOCK APPRECIATION RIGHTS

     (a) Value of Stock Appreciation Rights. Stock Appreciation Rights are rights, that upon exercise, entitle the Participant to receive the excess of (i) Fair Market Value of Common Stock on the date of exercise over (ii) its Base Value, multiplied by (iii) the number of SAR's exercised.

     (b) Grant of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be granted in conjunction with all or a portion of any Option ("Reference Option"). In the case of a Nonqualified Stock Option, Tandem Stock Appreciation Rights may be granted either at or after the time of the grant of the Reference Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Incentive Stock Option.

          (1) Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the terms of the Plan, as shall be determined from time to time by the Committee, including the following:

             (A) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of the grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Option.

             (B) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Option to which they relate shall be exercisable in accordance with the provisions of Section 7; provided, however, that any Tandem Stock Appreciation Rights granted subsequent to the grant of a Reference Option shall not be exercisable during the first six (6) months of its term, except that this special limitation shall not apply in the event of death, or disability of the Participant prior to the expiration of the six (6) month period.

             (C) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by a Participant by surrendering the applicable portion of the Reference Option. Reference Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

             (D) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock calculated in accordance with the provisions of Section 8(a) above, with the Committee having the sole right to determine the form of payment.

             (E) Deemed Exercise of Reference Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
        Section 5 on the number of shares of Common Stock to be issued under the Plan.

     (c) Grant of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted under the Plan without reference to any Option.

          (1) Terms and Conditions of Non-Tandem Stock Appreciation
     Rights. Non-Tandem Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

             (A) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the Non-Tandem Stock Appreciation Right is granted.

             (B) Exercisability. Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant; provided, however, that any Non-Tandem Stock Appreciation Right shall not be exercisable during the first six (6) months of its term, except that this special limitation shall not apply in the event of the death or disability of the Participant prior to expiration of the six (6) month period. If the Committee provides, in its discretion, that any such Non-Tandem Stock Appreciation Right is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors, if any, as the Committee shall determine in its sole discretion.

             (C) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (B) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Committee specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

             (D) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or shares of Common Stock calculated in accordance with the provisions of Section 8(a) above, with the Committee having the sole right to determine the form of payment.

     (d) Cash Settlements of Tandem and Non-Tandem Stock Appreciation
Rights. Notwithstanding any of the foregoing, a Participant who is required to file reports under Section 16(a) of the Securities Exchange Act of 1934 with respect to securities of the Company may receive cash in complete or partial settlement of a Tandem or Non-Tandem Stock Appreciation Right only if any election by such Participant to receive cash in full or partial settlement of the Stock Appreciation Right, as well as any exercise by him of his Stock Appreciation Right for such cash, is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date; or (ii) during any other period in which an election or exercise may be made under the provisions of Rule 16b-3 promulgated pursuant to the Act.

SECTION 9.  RESTRICTED STOCK

     (a) Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient (subject to Section 9(b)(1) below), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of a Restricted Stock Award.

     (b) Awards and Certificates. A Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such an Award, unless and until such Participant has delivered a fully executed copy of the Agreement evidencing such Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (1) Purchase Price. The purchase price for shares of Restricted Stock may be less than their par value and may be zero; provided, however, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall be issued for a consideration which shall not be less than par value.

          (2) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at the time of grant) after the Award date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

          (3) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

          (4) Custody. The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

          (1) Restriction Period. At the time of making a Restricted Stock Award, the Committee shall, in its sole discretion, establish the applicable restriction period, which, in any event, shall not be less than six (6) months from the date of grant. During the restriction period, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole, or in part, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion.

          (2) Participant's Rights as a Shareholder. The Participant shall have, with respect to the shares of Restricted Stock awarded hereunder, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, may permit or require the payment of dividends to be deferred.

          (3) Lapse of Restrictions. If and when the restriction period expires without a forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant.

SECTION 10.  OTHER EQUITY-BASED AWARDS

     (a) Other Equity-Based Awards. Other Equity-Based Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock may be granted either alone or in tandem with Options, Stock Appreciation Rights, or Restricted Stock. The Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards and all other conditions of the Awards.

     (b) Dividends. Unless otherwise determined by the Committee at the time of the Award, subject to the provisions of the Award Agreement and the Plan, a Participant holding an Other Equity-Based Award shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Other Equity-Based Award.

     (c) Vesting. An Other Equity-Based Award shall vest and be forfeited to the extent provided in the Award Agreement, as determined by the Committee in its sole discretion.

     (d) Price. An Other Equity-Based Award may be, but is not required to be, issued for no cash consideration.

SECTION 11.  DEATH, DISABILITY OR OTHER TERMINATION OF EMPLOYMENT

     (a) Death. In the event a Participant dies (i) while in the employ of the Company or a Subsidiary or (ii) within three (3) months of the termination of such employment (other than termination for cause or voluntary termination without the consent of the Company or the Subsidiary, as the case may be), his Award may be exercised, solely to the extent that the Participant was entitled to exercise the Award at the date of his death or, if earlier, the date of his termination, by his beneficiary as designated in writing by the Participant pursuant to Section 16 of the Plan, or, if no such designation has been made, by the person or persons to whom the Participant's rights under the Award shall pass by will or the laws of descent and distribution, at any time or from time to time within one (1) year after the date of the Participant's death or prior to the expiration of the period for which the Award was granted, whichever is the shorter period.

     (b) Disability. In the event a Participant's employment by the Company or a Subsidiary is terminated because of the Participant's permanent disability, the Participant may exercise his Award, solely to the extent that he was entitled to do so at the date of termination of his employment, at any time or from time to time within one (1) year after the date of such termination of employment or prior to the expiration of the period for which the Award was granted, whichever is the shorter period.

     (c) Other Termination of Employment. In the event a Participant's employment by the Company or a Subsidiary is terminated other than by death or permanent disability as provided by paragraphs (a) and (b), respectively, of this Section 11 and other than for cause or by the voluntary action of the Participant without the consent of the Company or Subsidiary employing the Participant, the Participant may exercise his Award, solely to the extent that he was entitled to do so at the date of termination of his employment, at any time or from time to time within ninety (90) days after the date of such termination of employment or prior to the expiration of the period for which the Award was granted, whichever is the shorter period. In the event the Participant's employment by the Company or a Subsidiary is terminated for cause or by the voluntary action of the Participant without the consent of the Company or Subsidiary employing the Participant, his Award shall terminate at the date of termination of his employment.

     (d) Committee Discretion.  Notwithstanding the provisions of paragraphs
(a), (b) or (c) of this Section 11, the Committee, in its sole and absolute discretion, may, at the date an Award is granted or thereafter, establish different terms and conditions pertaining to the effect on that Award of the death, disability or other termination of employment of the Participant, to the extent permitted by applicable federal and state law.

     (e) Failure to Exercise. To the extent an Award or any portion thereof is not exercised within the limited period provided in paragraphs (a), (b), (c) or
(d) of this Section 11, whichever is applicable, all rights pursuant to such Award will cease and terminate at the expiration of such period.

     (f) Matters Relating to Termination of Employment. The Committee in its absolute discretion shall determine the effect of all matters and questions relating to the termination of employment of a Participant, including, but not limited to, questions as to whether a termination of employment resulted from permanent disability or was voluntary or involuntary on the part of the Participant and questions of whether particular leaves of absence constitute terminations of employment.

SECTION 12.  MODIFICATION, EXTENSION AND RENEWAL OF AWARDS

     Subject to the terms and conditions and within the limitations of the Plan, the Committee in its discretion may modify, extend, or renew outstanding Awards granted under the Plan, or accept the surrender of outstanding Awards (to the extent not theretofore exercised) and authorize the granting of new Awards hereunder in substitution therefor. No modification (other than adjustments as provided by Section 15 hereof) of an Award shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant.

SECTION 13.  WITHHOLDING TAXES

     The Company shall be entitled to require, as a condition to its delivery of shares of Common Stock upon the exercise of an Award, that the Participant pay to the Company an amount sufficient to satisfy all present or estimated future federal, state and local withholding tax requirements related thereto.

     Subject to the further provisions of this Section 13 and to the disapproval of the Committee, a Participant may elect to satisfy applicable withholding tax liabilities by (i) paying the amount of such tax liabilities to the Company in cash or by check payable to the Company, (ii) having the Company withhold from the shares of Common Stock otherwise issuable to the Participant upon his exercise of an Award that number of shares of Common Stock having a Fair Market Value on the day preceding the date of such exercise sufficient to satisfy the amount of such tax liabilities, or (iii) delivering to the Company that number of Previously Held Shares having a Fair Market Value on the day preceding the date of such exercise sufficient to satisfy the amount of such tax liabilities. Any such election will be irrevocable and must be made prior to the date the Award exercise becomes taxable. Notwithstanding the above, if the Participant is a director or an officer of the Company within the meaning of Section 16(b) of the 1934 Act, such Participant shall only be entitled to have the Company reduce the amount of Common Stock to be delivered to such Participant pursuant to subclause (ii) above.

     The Company intends that this Section 13 shall comply with the requirements of Rule 16b-3 under the 1934 Act, as the same may be interpreted or amended from time to time during the term of the Plan. Should any provision of this Section 13 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section 13 to so comply, the Committee may amend the Plan to add to or modify the provisions of the Plan accordingly.

SECTION 14.  INVESTMENT REPRESENTATION

     Each Stock Option Agreement or Award Agreement shall provide that the Committee may require the Participant (or any person exercising the Participant's rights pursuant to Section 11(a) of the Plan) to furnish to the Company, as a condition precedent to any exercise of the Award, a written agreement in such form as the Committee shall prescribe in which the Participant or such other person represents and agrees that any and all shares of Common Stock to be acquired upon such exercise are being acquired for investment and not with a view to the resale or distribution thereof and makes such further representations as may in the judgment of the Committee be necessary or appropriate to ensure compliance with applicable federal or state securities laws. Certificates for shares of Common Stock to be delivered to a Participant upon his exercise of an Award may, when issued, bear such legends or statements referring to the foregoing representations and agreements as the Committee, in its discretion, shall deem necessary or appropriate.

SECTION 15.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

     The total number and character of shares available for Awards under the Plan, the number and character of shares subject to outstanding Awards and the Award price shall be appropriately adjusted by the Committee in the event of any change in the number or character of outstanding shares of Common Stock resulting from a stock dividend, subdivision or combination of shares, or reclassification. In the event of a merger or consolidation of the Company or a tender offer for shares of Common Stock, the Committee may make such adjustments with respect to Options under the Plan and take such other action as it deems necessary or appropriate to reflect, or in anticipation of, such merger, consolidation or tender offer, including without limitation the substitution of new Awards, the adjustment of outstanding Awards, the acceleration of Awards, or the removal of limitations or restrictions on outstanding Awards.

SECTION 16.  NONTRANSFERABILITY

     No Award granted under the Plan shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, and an Award may be exercised, during the lifetime of the Participant, only by the Participant. A Participant may during his lifetime designate in writing a beneficiary to receive his Award in the event of the Participant's death prior to exercise of the Award.

SECTION 17.  NO RIGHT TO CONTINUED EMPLOYMENT

     Nothing in the Plan or in any Award granted hereunder shall confer upon a Participant any right to continue in the employ of the Company or a Subsidiary nor interfere or affect in any way the right of the Company or a Subsidiary to terminate a Participant's employment at any time for any reason.

SECTION 18.  RIGHTS AS A SHAREHOLDER

     Except as otherwise provided herein, a Participant shall have no rights as a shareholder with respect to any shares of Common Stock subject to his Award until the date of issuance to him of a stock certificate or certificates for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 15 hereof.

SECTION 19.  COMPLIANCE WITH LAW AND OTHER CONDITIONS

     The obligation of the Company to issue or deliver shares of Common Stock upon the exercise of Awards shall be subject to all applicable laws, regulations, rules and approvals of applicable governmental and regulatory authorities. Notwithstanding any other provisions of the Plan, any Stock Option Agreements or any other Award Agreement, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of an Award prior to the fulfillment of the following conditions:

          (a) The listing, or approval for listing upon notice of issuance, of such shares on the American Stock Exchange, Inc. or such other securities exchange on which the Common Stock is then listed;

          (b) The registration or other qualification of such shares under any state or federal securities law or regulation which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

          (c) The obtaining of any other consent, approval, permit or other clearance from any state or federal governmental or regulatory agency which the Committee shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

     With respect to Awards granted to any Participant who is an officer of the Company or is otherwise subject to Section 16 of the 1934 Act, the Committee may, in its absolute discretion at the time of the granting of an Award or the exercise thereof, make such provisions as may be necessary to assure compliance with Rule 16b-3 under the 1934 Act.

SECTION 20.  NOTICES

     Whenever any notice is required or permitted to be given under the Plan or any Stock Option or Award Agreement, such notice must be in writing and personally delivered or sent by courier or by mail. Any such notice shall be deemed effectively given or delivered upon personal delivery or twenty-four hours after delivery to a courier service which guarantees overnight delivery or five (5) days after deposit with the U.S. Post Office, by registered or certified mail, return receipt requested, postage prepaid, addressed to the person who is to receive such notice at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or a Participant may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Participant shall specify as its or his address for receiving notices the address set forth in the Stock Option or Award Agreement pertaining to the shares of Common Stock to which such notice relates.

SECTION 21.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or by the Committee with the approval of the Board; provided, however, that, without the approval of the shareholders of the Company entitled to vote thereon, no amendment may be made which would, absent such shareholder approval, disqualify the Plan for coverage under Rule 16b-3, as promulgated by the Securities and Exchange Commission under the 1934 Act, as that Rule may be amended from time to time, including an amendment which would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the aggregate number of shares as to which Awards may be granted under the Plan (except by operation of Section 15 hereof); or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     Further, no such amendment, suspension or termination, other than adjustments for changes in capitalization as provided in Section 15 hereof, shall adversely affect or impair any outstanding Award without the written consent of the Participant affected thereby.

SECTION 22.  EFFECTIVE DATE; DURATION

     (a) Effective Date. The Plan shall become effective upon the date of its adoption by the Board.

     (b) Duration. Unless earlier terminated by the Board or the Committee pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its effective date as hereinbefore specified. No Awards shall be granted under the Plan after such termination date.

SECTION 23.  GOVERNING LAW

     The plan and all rights hereunder shall be construed and interpreted in accordance with the laws of the State of Georgia, to the extent not superseded by the laws of the United States.

     IN WITNESS WHEREOF, the Company has caused the Turner Broadcasting System, Inc. 1993 Stock Option and Equity-Based Award Plan to be executed by its duly authorized officers pursuant to resolutions of the Board of Directors this 15th day of April, 1994, to be effective as of the date of adoption by the Board of Directors.

                                    TURNER BROADCASTING SYSTEM, INC.

                                    By:      /s/  STEVEN W. KORN
                                             ----------------------------------
                                    Its:     Vice President and General Counsel

ATTEST:

By:      /s/  LOUISE S. SAMS
         -------------------
Its:     Assistant Secretary

                        TURNER BROADCASTING SYSTEM, INC.
                     ONE CNN CENTER, ATLANTA, GEORGIA 30303

                           CLASS A COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS, JULY 26, 1994

   The undersigned hereby appoints R. E. TURNER, STEVEN W. KORN, and WAYNE H. PACE, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Class A Common Stock of Turner Broadcasting System, Inc. held of record by the undersigned on May 25, 1994, at the Annual Meeting of Shareholders to be held at the Marble Palace, Millionnaya ulitsa 5/1 in St. Petersburg, Russia, at 9:00 a.m., local time, on Tuesday, July 26, 1994, and any adjournments thereof.

1.   Election of Common Stock Directors     / / FOR all nominees listed below (except        / / WITHHOLD AUTHORITY to vote
                                                as written to the contrary below)                for all nominees listed below

R. E. Turner; Henry L. Aaron; W. Thomas Johnson; Rubye M. Lucas; Terence F. McGuirk; Brian L. Roberts; Scott M. Sassa; Robert Shaye.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- - - - - ------------------------------------------------------------------------------------------------------------------------------------

2. Proposal to ratify the selection of Price Waterhouse as the Company's independent accountants for the fiscal year ending December 31, 1994.
                    / / FOR       / / AGAINST       / / ABSTAIN

3. Proposal to approve the Turner Incentive Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

4. Proposal to approve the Company's Long Term Incentive Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

5. Proposal to approve amendments to the Company's 1988 Stock Option Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

6. Proposal to approve the Company's 1993 Stock Option and Equity-Based Award Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

7. Shareholder proposal with respect to the adoption of cumulative voting by shareholders in the election of the directors of the Company.
                    / / FOR       / / AGAINST       / / ABSTAIN

8. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, 5 AND 6 AND "AGAINST" ITEM 7.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THIS PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.

                                            If stock is held in the name of two
                                            or more persons, all must sign. When
                                            signing as attorney, executor,
                                            administrator, trustee, or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            Dated:
                                                  ------------------------------

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature If Held Jointly

                        TURNER BROADCASTING SYSTEM, INC.
                     ONE CNN CENTER, ATLANTA, GEORGIA 30303

                           CLASS B COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS, JULY 26, 1994

   The undersigned hereby appoints R. E. TURNER, STEVEN W. KORN, and WAYNE H. PACE, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Class B Common Stock of Turner Broadcasting System, Inc. held of record by the undersigned on May 25, 1994, at the Annual Meeting of Shareholders to be held at the Marble Palace, Millionnaya ulitsa 5/1 in St. Petersburg, Russia, at 9:00 a.m., local time, on Tuesday, July 26, 1994, and any adjournments thereof.

1.   Election of Common Stock Directors     / / FOR all nominees listed below (except         / / WITHHOLD AUTHORITY to vote
                                            as written to the contrary below)                   for all nominees listed below

R. E. Turner; Henry L. Aaron; W. Thomas Johnson; Rubye M. Lucas; Terence F. McGuirk; Brian L. Roberts; Scott M. Sassa; Robert Shaye.

   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
- - - - - -----------------------------------------------------------------------------------------------------------------------------------

2. Proposal to ratify the selection of Price Waterhouse as the Company's independent accountants for the fiscal year ending December 31, 1994.
                    / / FOR       / / AGAINST       / / ABSTAIN

3. Proposal to approve the Turner Incentive Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

4. Proposal to approve the Company's Long Term Incentive Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

5. Proposal to approve amendments to the Company's 1988 Stock Option Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

6. Proposal to approve the Company's 1993 Stock Option and Equity-Based Award Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

7. Shareholder proposal with respect to the adoption of cumulative voting by shareholders in the election of the directors of the Company.
                    / / FOR       / / AGAINST       / / ABSTAIN

8. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, 5 AND 6 AND "AGAINST" ITEM 7.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THIS PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.

                                            If stock is held in the name of two
                                            or more persons, all must sign. When
                                            signing as attorney, executor,
                                            administrator, trustee, or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            Dated:
                                            ------------------------------------

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature If Held Jointly

                        TURNER BROADCASTING SYSTEM, INC.
                     ONE CNN CENTER, ATLANTA, GEORGIA 30303

                   CLASS C CONVERTIBLE PREFERRED STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS, JULY 26, 1994

   The undersigned hereby appoints R. E. TURNER, STEVEN W. KORN, and WAYNE H. PACE, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Class C Convertible Preferred Stock of Turner Broadcasting System, Inc. held of record by the undersigned on May 25, 1994, at the Annual Meeting of Shareholders to be held at the Marble Palace, Millionnaya ulitsa 5/1 in St. Petersburg, Russia, at 9:00 a.m., local time, on Tuesday, July 26, 1994, and any adjournments thereof.

1.   Election of Class C Directors          / / FOR all nominees listed below (except           / / WITHHOLD AUTHORITY to vote
                                                as written to the contrary below)                   for all nominees listed below

     Peter R. Barton; Joseph J. Collins; Michael J. Fuchs; Gerald M. Levin; John C. Malone; Timothy P. Neher; Fred A. Vierra.

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- - - - - ------------------------------------------------------------------------------------------------------------------------------------

2. Proposal to ratify the selection of Price Waterhouse as the Company's independent accountants for the fiscal year ending December 31, 1994.
                    / / FOR       / / AGAINST       / / ABSTAIN

3. Proposal to approve the Turner Incentive Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

4. Proposal to approve the Company's Long Term Incentive Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

5. Proposal to approve amendments to the Company's 1988 Stock Option Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

6. Proposal to approve the Company's 1993 Stock Option and Equity-Based Award Plan.
                    / / FOR       / / AGAINST       / / ABSTAIN

7. Shareholder proposal with respect to the adoption of cumulative voting by shareholders in the election of the directors of the Company.
                    / / FOR       / / AGAINST       / / ABSTAIN

8. In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3, 4, 5 AND 6 AND "AGAINST" ITEM 7.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THIS PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.

                                            If stock is held in the name of two
                                            or more persons, all must sign. When
                                            signing as attorney, executor,
                                            administrator, trustee, or guardian,
                                            please give full title as such. If a
                                            corporation, please sign in full
                                            corporate name by President or other
                                            authorized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            Dated:
                                                  ------------------------------

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Signature If Held Jointly